Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because it is not material and would likely cause competitive harm to Vertex Pharmaceuticals Incorporated if publicly disclosed.

AMENDED AND RESTATED
JOINT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
BETWEEN
VERTEX PHARMACEUTICALS INCORPORATED
VERTEX PHARMACEUTICALS (EUROPE) LIMITED
AND
CRISPR THERAPEUTICS AG
CRISPR THERAPEUTICS LIMITED
CRISPR THERAPEUTICS, INC.
TRACR HEMATOLOGY LTD.

i

9.1.	CRISPR Activities Plan	22
9.2.	Diligence	22
9.3.	Reporting	22

ARTICLE 10 FINANCIAL TERMS; ALLOCATION OF NET PROFIT AND NET LOSS		22

10.1.	Payments Under Original Agreement	22
10.2.	Amendment Upfront Payment	23
10.3.	Milestone Payment	23
10.4.	Allocation	23
10.5.	Calculation	23
10.6.	Payment of Expenses; Summary Statements	23
10.7.	Reconciliation	24
10.8.	Books and Records	25
10.9.	Payment Method; Currency	26
10.10.	Late Payment	26
10.11.	Capital Equipment	26

ARTICLE 11 ADVERSE EVENTS		26

11.1.	Pharmacovigilance Agreement	26
11.2.	Global Safety Database	26
11.3.	Access to Safety Information	26
11.4.	Notice of Certain Events	27

ARTICLE 12 SUBCONTRACTING		27

ARTICLE 13 LICENSE GRANTS		27

13.1.	Acknowledgment of Option Exercise	27
13.2.	License Grants to Vertex	27
13.3.	License Grants to CRISPR	28
13.4.	Licenses to Improvements	29
13.5.	Sublicensing	29
13.6.	No Implied Licenses	29
13.7.	Third Party Agreements	30

ARTICLE 14 INTELLECTUAL PROPERTY		31

ARTICLE 15 REPRESENTATIONS AND WARRANTIES		31

15.1.	Representations and Warranties of Vertex	31
15.2.	Representations and Warranties of CRISPR	32
15.3.	CRISPR Covenants	33
15.4.	Vertex Covenants	35

15.5.	Disclaimer	35

ARTICLE 16 INDEMNIFICATION; INSURANCE		35

16.1.	Indemnification by Vertex	35
16.2.	Indemnification by CRISPR	36
16.3.	Procedure	36
16.4.	Other Third Party Claims	36
16.5.	Insurance	36
16.6.	Limitation of Consequential Damages	37

ARTICLE 17 TERM; TERMINATION		38

17.1.	Co-Co Agreement Term; Expiration	38
17.2.	Termination of the Agreement	38
17.3.	Opt-Out	42
17.4.	Consequences of Expiration or Certain Terminations of the Agreement	44
17.5.	Alternative Remedies for Material Breach	45
17.6.	Survival	45

ARTICLE 18 CONFIDENTIALITY		45

18.1.	Confidentiality	45
18.2.	Authorized Disclosure	46
18.3.	SEC Filings and Other Disclosures	46
18.4.	Public Announcement; Publications	46
18.5.	Site Media Materials	47
18.6.	Confidentiality Obligations of CRISPR Personnel	48

ARTICLE 19 MISCELLANEOUS		48

19.1.	Assignment	48
19.2.	Effects of Change of Control	49
19.3.	Force Majeure	49
19.4.	Representation by Legal Counsel	49
19.5.	Notices	49
19.6.	Amendment	51
19.7.	Waiver	51
19.8.	Severability	51
19.9.	Descriptive Headings	51
19.10.	Export Control	51
19.11.	Data Privacy Matters	51
19.12.	Governing Law	52
19.13.	Entire Agreement	52
19.14.	Independent Contractors	52

19.15.	Interpretation	52
19.16.	No Third Party Rights or Obligations	53
19.17.	Further Actions	53
19.18.	Counterparts	53
19.19.	CRISPR Entities	53

SCHEDULE A: CRISPR In-License Agreements
SCHEDULE B: Designated Shared Products
SCHEDULE C: Vertex In-License Agreements
SCHEDULE D: Assigned Contracts
SCHEDULE E: Other Manufacturing Contracts
SCHEDULE F: Preliminary Transition Plan
SCHEDULE G: Annual OPEX Cap
SCHEDULE H: CRISPR Disclosure Schedule
SCHEDULE I: Form of Non-Disclosure Agreement
SCHEDULE J: Form of Joint Press Release

AMENDED AND RESTATED
JOINT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
This AMENDED AND RESTATED JOINT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Agreement”) is entered into as of April 16, 2021 (the “Amendment Date”) by and between, on the one hand, Vertex Pharmaceuticals Incorporated, a corporation organized and existing under the laws of The Commonwealth of Massachusetts (“Vertex Parent”), and Vertex Pharmaceuticals (Europe) Limited, a private limited liability company organized under the laws of England and Wales (“Vertex UK” and, together with Vertex Parent, “Vertex”) and, on the other hand, CRISPR Therapeutics AG, a corporation organized under the laws of Switzerland (“CRISPR AG”), CRISPR Therapeutics, Inc., a corporation organized under the laws of the state of Delaware (“CRISPR Inc.”), CRISPR Therapeutics Limited, a corporation organized under the laws of England and Wales (“CRISPR UK”), and TRACR Hematology Ltd, a UK limited company (“Tracr” and together with CRISPR AG, CRISPR Inc. and CRISPR UK, “CRISPR”), and amends and restates that certain Joint Development and Commercialization Agreement entered into as of December 12, 2017 (the “Effective Date”) by and between Vertex and CRISPR (the “Original Agreement”). Vertex and CRISPR each may be referred to herein individually as a “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, the Parties and certain of their Affiliates (as defined below) have entered into that certain Strategic Collaboration, Option and License Agreement dated as of October 26, 2015, as amended by that certain Amendment No. 1 by and between the Parties dated as of the Effective Date and that certain Amendment No. 2 (“Amendment No. 2”) by and between the Parties dated as of June 6, 2019 (the “Collaboration Agreement”);
WHEREAS, pursuant to the Collaboration Agreement, Vertex and CRISPR are conducting a strategic collaboration focused on exploring potential targets related to certain diseases and creating therapeutics using gene editing [***], including the CRISPR/Cas System, to treat such diseases, including the Shared Products (as defined below);
WHEREAS, pursuant to Section 4.1.1 of the Collaboration Agreement, Vertex has obtained an Option (as defined therein) with respect to [***], and the execution of the Original Agreement constituted the exercise by Vertex of the Option with respect to [***];
WHEREAS, the Parties have agreed that [***] under the Collaboration Agreement;
WHEREAS, the Parties entered into the Original Agreement in accordance with Section 6.1.2(c) of the Collaboration Agreement in order for the Parties to conduct additional research with respect to and develop and commercialize the Shared Products; and
WHEREAS, the Parties now desire to amend and restate the Original Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement, the following capitalized terms will have the meanings set forth in this ARTICLE 1. Capitalized terms used but not defined herein will have their respective meanings set forth in the Collaboration Agreement.
1.1.    “Agreement” has the meaning set forth in the Preamble.
1.2.    [***].
1.3.    “Alliance Manager” has the meaning set forth in Section 3.3.1.
1.4.    “Amendment Date” has the meaning set forth in the Preamble.
1.5.    “Amendment Date Provisions” has the meaning set forth in Section 2.3.
1.6.    “Amendment Effective Date” means the later of (a) the Amendment Date or (b) the Antitrust Clearance Date, provided that the Effective Date shall not occur if either Party has exercised its termination right under Section 17.2.1 prior to the Antitrust Clearance Date.
1.7.    “Amendment No. 2” has the meaning set forth in the Recitals.
1.8.    “Annual OPEX Cap” has the meaning set forth in Section 10.7.2.
1.9.    “Antitrust Clearance Date” means the first date that (a) the waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under HSR, and any applicable foreign counterpart(s) thereof, shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect; and (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending.
1.10.    “Approvals” has the meaning set forth in Section 18.5.3.
1.11.    “Approved Action” has the meaning set forth in Section 18.5.3.
1.12.    “Assigned Contract” has the meaning set forth in Section 7.1.
1.13.    [***].
1.14.    [***].

1.15.    “[***] Third Party Agreement” has the meaning set forth in Section 13.7.2.
1.16.    [***].
1.17.    [***].
1.18.    “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Co-Co Agreement Term, or the applicable part thereof during the first or last calendar quarter of the Co-Co Agreement Term.
1.19.    “Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Co-Co Agreement Term.
1.20.    “Challenging Party” has the meaning set forth in Section 17.2.4.
1.21.    “CMO” means contract manufacturing organization.
1.22.    “Co-Co Agreement Term” means the period commencing on the Effective Date and ending on the expiration of this Agreement pursuant to Section 17.1, unless terminated earlier as provided herein.
1.23.    “Collaboration Agreement” has the meaning set forth in the Recitals.
1.24.    “Combination Product” has the meaning set forth in Section 1.81.
1.25.    “Commercialization Costs” means [***]:
1.25.1.    [***];
1.25.2.    [***];
1.25.3.    [***];
1.25.4.    [***];
1.25.5.    [***];
1.25.6.    [***];
1.25.7.    [***];
1.25.8.    [***];
1.25.9.    [***]; and
1.25.10.    [***].

Commercialization Costs will exclude all of the payments set forth in Section 7.1 of the Collaboration Agreement, Research Costs, Development Costs, Transition Costs, Manufacturing Costs, Medical Affairs Costs, Patent Costs, Quality Costs, Other Out-of-Pocket Costs and Expenses attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting and other overhead activities.
1.26.    “Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, and to conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.
1.27.    “Commercially Reasonable Efforts” means with respect to the efforts to be expended by any Person, with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective. With respect to any objective relating to the Research, Development or Commercialization of a Shared Product, “Commercially Reasonable Efforts” means [***] taking into account, without limitation, with respect to each Shared Product, [***]. “Commercially Reasonable Efforts” [***].
1.28.    [***].
1.29.    “[***] Agreement” has the meaning set forth in Section 13.7.3.
1.30.    [***].
1.31.    “Control” or “Controlled” means, with respect to any Know-How or Patent or other data, information or materials (including [***]), possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or materials. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed to not Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology.

1.32.    “Cost of Goods Sold” means [***].
1.33.    “CRISPR” has the meaning set forth in the Preamble.
1.34.    “CRISPR Activities Plan” has the meaning set forth in ARTICLE 9.
1.35.    “CRISPR Background Know-How” means any Know-How, other than Joint Program Know-How and CRISPR Program Know-How, that (a) [***] and (b) [***].
1.36.    “CRISPR Background Patents” means any Patent, other than a Joint Program Patent, CRISPR Program Patent or CRISPR Platform Technology Patent that (a) [***] and (b) [***].
1.37.    “CRISPR In-License Agreements” means CRISPR’s or its Affiliates’ agreements with Third Party licensors or sellers listed on Schedule A, which Schedule shall be updated following filing of the first IND for any Shared Product (other than the Initial Shared Product) under this Agreement to include any agreements pursuant to which CRISPR or its Affiliates have in-licensed or acquired any Licensed CRISPR Technology with respect to such Shared Product.
1.38.    “CST” has the meaning set forth in Section 3.4.
1.39.    [***].
1.40.    [***].
1.41.    “Designated Personnel” means [***].
1.42.    “Designated Shared Products” means those Shared Products initially listed on Schedule B [***].
1.43.    [***].
1.44.    “Development” means, with respect to a Shared Product, all clinical and non-clinical research and development activities conducted after filing of an IND for such Shared Product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (including post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.
1.45.    “Development Costs” means, [***]:
1.45.1.    [***];

1.45.2.    [***];
1.45.3.    [***];
1.45.4.    [***];
1.45.5.    [***]; and
1.45.6.    [***].
[***].
1.46.    “Distributor” means a Third Party to whom Vertex grants a right to sell or distribute a Shared Product, which Third Party does not make payments to Vertex that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sales of the Shared Products.
1.47.    “DOJ” has the meaning set forth in Section 2.1.
1.48.    “Dollar” means the United States Dollar.
1.49.    “Effective Date” has the meaning set forth in the Preamble.
1.50.    “Exclusive License” has the meaning set forth in Section 13.2.1.
1.51.    “Executive Officers” means (a) the Chief Executive Officer of CRISPR, initially Samarth Kulkarni, and (b) the Executive Vice President, Chief of Cell and Genetic Therapies of Vertex, initially Bastiano Sanna or, in the case of this clause (b), any other Executive Vice President-level or higher officer designated in writing by Vertex.
1.52.    “Expenses” means Out-of-Pocket Costs and FTE Costs.
1.53.    “FTC” has the meaning set forth in Section 2.1.
1.54.    “FTE” means one employee full-time for one year or more than one person working the equivalent of a full-time person, working directly on the Research, Development, Manufacture or Commercialization of the Shared Products or Transition Activities, where “full-time” is considered [***] hours for one Calendar Year. No additional payment will be made with respect to any individual who works more than [***] hours per Calendar Year and any individual who devotes less than [***] hours per Calendar Year will be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***].
1.55.    “FTE Costs” means the product of (a) [***], and (b) [***].
1.56.    “GDPR Letter Agreement” has the meaning set forth in Section 19.11.

1.57.    “Global Commercialization Plan” has the meaning set forth in Section 6.2.
1.58.    “Global Development Plan” means the development plan for the Shared Products that has been agreed by the Parties prior to the Amendment Date with respect to the Initial Shared Product, as such development plan may be updated from time to time by Vertex in accordance with Section 4.1.1, including to reflect the anticipated Development activities for any other Shared Product for which Vertex intends to file an IND.
1.59.    “Global Safety Database” has the meaning set forth in Section 11.2.
1.60.    [***].
1.61.    [***].
1.62.    [***].
1.63.    “HSR” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
1.64.    “Initial Shared Product” means [***].
1.65.    “JOC” has the meaning set forth in Section 3.1.1.
1.66.    “Knowledge” means the [***] of [***] after [***].
1.67.    “Licensed CRISPR Know-How” means (a) CRISPR Background Know-How, (b) CRISPR Program Know-How and (c) CRISPR’s interest in the Joint Program Know-How.
1.68.    “Licensed CRISPR Patents” means (a) CRISPR Background Patents, (b) CRISPR Platform Technology Patents, (c) CRISPR Program Patents and (d) CRISPR’s interest in the Joint Program Patents.
1.69.    “Licensed CRISPR Technology” means, subject to Section 13.2.3 and Section 13.7.2, any and all Licensed CRISPR Patents and Licensed CRISPR Know-How.
1.70.    “Licensed Vertex Know-How” means [***].
1.71.    “Licensed Vertex Patents” means [***].
1.72.    “Licensed Vertex Technology” means, subject to Section 13.2.3 and Section 13.7.2, any and all Licensed Vertex Patents and Licensed Vertex Know-How.
1.73.    “Major [***] Countries” means [***].
1.74.    “Manufacture”, “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing,

packaging, labeling, quality control testing and quality assurance release, shipping or storage of a Shared Product (including any [***] that comprise such Shared Product).
1.75.    “Manufacturing Costs” means, [***]:
(a)    [***];

(b)    [***];

(c)    [***]; and

(d)    [***];

[***].
1.76.    “Medical Affairs Activities” means responding to external inquiries or complaints, the planning for and conduct of investigator sponsored Clinical Trials not included in the Global Development Plan, medical education, speaker programs, advisory boards, thought leader activities, educational grants and fellowships, local country government affairs, phase 3b Clinical Trials, phase IV/post-Regulatory Approval Clinical Trials, generating health economics and outcomes research data from patient reported outcomes, prospective observational studies and retrospective observational studies, and economic models and reimbursement dossiers, deployment of MSLs, medical affairs clinical trial management, doctors in field (other than MSLs), scientific publications and medical communications.
1.77.    “Medical Affairs Costs” means, with respect to a Shared Product, all Expenses incurred by the Parties or their respective Affiliates in connection with the conduct of Medical Affairs Activities for such Shared Product, provided that, in the case of CRISPR or its Affiliates, such Expenses are incurred in the performance of activities set forth in a CRISPR Activities Plan.
1.78.    “MSL” means medical science liaisons.
1.79.    “Net Loss” means, with respect to a Shared Product, for a given period, Net Sales of such Shared Product in the Territory plus Sublicense Revenue for such Shared Product less Program Expenses for such Shared Product, where the result is a negative number.
1.80.    “Net Profit” means, with respect to a Shared Product, for a given period, Net Sales of such Shared Product in the Territory plus Sublicense Revenue for such Shared Product less Program Expenses for such Shared Product, where the result is a positive number.

1.81.    “Net Sales” means, with respect to a Shared Product, the gross invoiced price for units of such Shared Product sold by Vertex or its Affiliates (the “Selling Party”) to Third Parties, less the following deductions from such gross amounts:
(a)    [***];

(b)    [***];

(c)    [***];

(d)    [***]; and

(e)    [***].

Generally, only items that are deducted from the Selling Party’s gross invoiced sales price of such Shared Product, as included in the Selling Party’s published financial statements and that are in accordance with GAAP, applied on a consistent basis, will be deducted from such gross invoiced sales price for purposes of the calculation of Net Sales. However, compulsory payments required by federal or state governments based upon sales volume or market share of such Shared Product (but for clarity excluding taxes on the Selling Party’s net income), to the extent borne by the Selling Party, will be deducted from “Net Sales” regardless of its classification in the Selling Party’s published financial statements; provided that any such deduction will be limited to that share of such compulsory payment proportional to the share of the total sales volume or market share of the Selling Party used to compute the compulsory payment represented by applicable Net Sales of such Shared Product.
A qualifying amount may be deducted only once regardless of the number of the preceding categories that describe such amount. If a Selling Party makes any adjustment to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments will be reported with the next Summary Statement. Sales between or among Vertex and its Affiliates will be excluded from the computation of Net Sales if such sales are not intended for end use, but Net Sales will include the subsequent final sales to Third Parties by Vertex or any such Affiliates. A Shared Product will not be deemed to be sold if such Shared Product is provided free of charge to a Third Party in reasonable quantities as a sample consistent with industry standard promotional and sample practices. [***].
If a sale, transfer or other disposition with respect to a Shared Product involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition will be calculated on the [***].

Solely for purposes of calculating Net Sales, if a Selling Party sells a Shared Product in the form of a combination product containing a Shared Product and one or more other therapeutically or prophylactically active ingredients or delivery devices (whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price) (a “Combination Product”), Net Sales of such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product as determined in the first paragraph of the definition of “Net Sales” by the fraction A/(A+B) where [***]. The weighted average invoice prices referenced above will be calculated with reference to the prevailing prices during the applicable Calendar Quarter in those top selling countries that equate to [***]% of Net Sales of the applicable Shared Product in the Territory, with the prices weighted in the calculation to reflect the actual relative sales value of such Shared Product in each of the countries to which the calculation relates. If it is not possible to determine the fraction A/(A+B) based on the criteria specified in the preceding sentence (e.g., if a Shared Product component is not sold separately), the Parties shall determine Net Sales for the Shared Product in such Combination Product in good faith by mutual agreement [***].
[***].
1.82.    “Non-Challenging Party” has the meaning set forth in Section 17.2.4.
1.83.    “OPEX Overage” has the meaning set forth in Section 10.7.2.
1.84.    “Opt-Out” has the meaning set forth in Section 17.3.1.
1.85.    “Opt-Out Royalties” has the meaning set forth in Section 17.3.1.
1.86.    “Opt-Out Shared Product” has the meaning set forth in Section 17.3.1.
1.87.    “Original Agreement” has the meaning set forth in the Preamble.
1.88.    “Other Manufacturing Contract” has the meaning set forth in Section 7.1.
1.89.    “Other Out-of-Pocket Costs” means, [***]:
1.89.1.    [***];
1.89.2.    [***];
1.89.3.    [***];
1.89.4.    [***];
1.89.5.    [***]; and

1.89.6.    [***].
1.90.    “Party” or “Parties” has the meaning set forth in the Preamble.
1.91.    “Patent Challenge” has the meaning set forth in Section 17.2.4.
1.92.    “Patent Costs” means, with respect to a Shared Product, all Expenses reasonably allocated to such Shared Product for the prosecution, maintenance and enforcement of Patents that Cover such Shared Product.
1.93.    “Pharmacovigilance Agreement” means [***].
1.94.    “Preliminary Transition Plan” has the meaning set forth in Section 8.1.
1.95.    “Program Expenses” means, [***].
1.96.    “Quality Agreement” has the meaning set forth in Section 4.3.
1.97.    “Quality Costs” means, [***].
1.98.    “Reconciliation Report” has the meaning set forth in Section 10.7.
1.99.    “Research Costs” means, [***].
1.100.    “Selling Party” has the meaning set forth in Section 1.81.
1.101.    “Senior-Level Employee” means [***].
1.102.    “Shared Agent” means [***].
1.103.    “Shared Product” means (a) the Initial Shared Product and (b) any other pharmaceutical product, medical therapy, preparation, substance, or formulation comprising or employing, in whole or in part, a Shared Agent.
1.104.    “Shared Target” means (a) [***], (b) [***], (c) the [***] and (d) [***].
1.105.    “Site Media Materials” has the meaning set forth in Section 18.5.1.
1.106.    “Specified Shared Product Information” has the meaning set forth in Section 18.1.
1.107.    “Subcontract” has the meaning set forth in ARTICLE 12.
1.108.    “Subcontractor” has the meaning set forth in ARTICLE 12.
1.109.    “Sublicense Revenue” means, [***].

1.110.    “Sublicensee” means an Affiliate or Third Party, other than a Distributor, to whom Vertex (or a Sublicensee or Affiliate of Vertex) licenses or sublicenses its rights under the Licensed CRISPR Technology or the Vertex Technology, in each case, with respect to a Shared Product during the Co-Co Agreement Term.
1.111.    “Summary Statement” has the meaning set forth in Section 10.6.
1.112.    “Terminated Shared Product” has the meaning set forth in Section 17.4.
1.113.    “Third Party Obligations” means any non-financial encumbrances, obligations, restrictions, or limitations imposed by a [***] that are required to be passed through to a sublicensee of the [***], as applicable, and relate to a Shared Product or a Shared Target, including field or territory restrictions, covenants, diligence obligations or limitations pertaining to enforcement of intellectual property rights.
1.114.    “Trademark” means all trademarks, service marks, trade names, brand names, sub-brand names, trade dress rights, product configuration rights, certification marks, collective marks, logos, taglines, slogans, designs or business symbols and all words, names, symbols, colors, shapes, designations or any combination thereof that function as an identifier of source or origin or quality, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
1.115.    “Transition Activities” has the meaning set forth in Section 8.1.
1.116.    “Transition Committee” has the meaning set forth in Section 3.2.1.
1.117.    “Transition Costs” means, [***].
1.118.    “Transition Plan” has the meaning set forth in Section 8.1.
1.119.    “Vertex” has the meaning set forth in the Preamble.
1.120.    “Vertex In-License Agreements” means Vertex’s or its Affiliates’ agreements with Third Party licensors or sellers listed on Schedule C, which Schedule shall be updated following filing of the first IND for any Shared Product (other than the Initial Shared Product) under this Agreement to include any agreements pursuant to which Vertex or its Affiliates have in-licensed or acquired any Vertex Technology with respect to such Shared Product.
1.121.    “Vertex Know-How” means (a) any Know-How, other than Joint Program Know-How and Vertex Program Know-How, that (i) [***] and (ii) [***].
1.122.    “Vertex Parent” has the meaning set forth in the Preamble.

1.123.    “Vertex Patents” means (a) any Patent, other than a Joint Program Patent or Vertex Program Patent, that (i) [***] and (ii) [***].
1.124.    “Vertex Technology” means any and all Vertex Patents and Vertex Know-How.
1.125.    “Vertex UK” has the meaning set forth in the Preamble.
ARTICLE 2
ANTITRUST FILINGS
2.1.    Antitrust Filings. Each of Vertex and CRISPR agrees to prepare and make appropriate filings under HSR and other antitrust requirements in the Territory relating to this Agreement and the transactions contemplated hereby, as soon as reasonably practicable after the Amendment Date (but no later than [***] Business Days after the Amendment Date), and the filing fees associated with such filings will be borne by Vertex. Each Party will otherwise bear its own costs in connection with such filings. The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission (“FTC”), the Antitrust Division of the Department of Justice (“DOJ”) and any other applicable agency or authority in the Territory, any information reasonably requested by them in connection with such filings. With respect to the HSR and other filings made pursuant to this Section 2.1, each of Vertex and CRISPR shall, to the extent practicable: (a) promptly notify the other Party of any material communication to that Party from the FTC, the DOJ, or any other agency or authority and, subject to Applicable Laws, discuss with and permit the other Party to review in advance any proposed written communication to any of the foregoing; (b) not agree to participate in any substantive meeting or discussion with the FTC, the DOJ or any other agency or authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by such agency or authority, give the other Party the opportunity to attend and participate thereat; and (c) furnish the other Party with copies of all correspondence and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and the FTC, the DOJ or any other agency or authority or members of their respective staffs on the other hand, with respect to this Agreement.
2.2.    Resolution of Any Objections. In furtherance of obtaining clearance for an HSR filing or other antitrust filing filed pursuant to this ARTICLE 2, CRISPR and Vertex will use their respective Commercially Reasonable Efforts to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law. In connection with obtaining such HSR or other antitrust clearance from the FTC, the DOJ or any other Governmental Authority, Vertex and its Affiliates will not be required to (a) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of Vertex or any of its Affiliates (or consent to any of the foregoing actions); or (b) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (a) above.
2.3.    Provisions Effective As of the Amendment Date. Other than the provisions of this ARTICLE 2, Section 3.2.1, Section 3.2.2, Section 4.3, Section 7.1, Section 7.2, Section 8.1, Section 11.1, ARTICLE 15, Section 17.2.1, the first sentence of Section 18.1, Section 18.3 and all definitions necessary to give effect to the foregoing provisions (collectively, the “Amendment Date Provisions”), each of which shall become effective on the Amendment Date, the rights and obligations of the Parties under this Agreement shall not become effective until the Amendment Effective Date. For the avoidance of doubt, except for those provisions of the Original Agreement that are superseded by the Amendment Date Provisions, the Original Agreement will remain in full force and effect unless and until the Amendment Effective Date occurs.
ARTICLE 3
GOVERNANCE
3.1.    Joint Oversight Committee.
3.1.1.    Formation. As of the Amendment Date, the Parties have established a joint oversight committee (the “JOC”). Following the Amendment Effective Date, the JOC will solely serve as a forum for discussing and sharing information regarding the activities under this Agreement, and will have no decision-making authority. The JOC will at all times be comprised of [***] representatives from each Party, or such other number of equal representatives as the Parties may mutually agree upon. The JOC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence. The JOC will meet (a) on a [***] basis during the period starting on the Amendment Effective Date and ending on December 31, 2021, and (b) on a [***] basis thereafter for the remainder of the Co-Co Agreement Term, except, in each case ((a) and (b)), as otherwise mutually agreed by the Parties in writing. The JOC will meet on such dates and at such times and places as agreed to by the members of the JOC. Each Party will be responsible for its own expenses relating to attendance at or participation in JOC meetings.
3.1.2.    Responsibilities. Following the Amendment Effective Date, the JOC will:
(a)    discuss any near-term operational decisions to be made with respect to the Research, Development or Manufacture of the Shared Products prior to completion of the Transition Activities;

(b)    discuss strategy for the Shared Products;
(c)    discuss the Global Development Plan and each Global Commercialization Plan, including the cost estimates therein, and any updates thereto;
(d)    discuss the updates provided by the Parties regarding the activities under this Agreement;
(e)    discuss the updates provided by each Party with respect to [***];
(f)    [***];
(g)    discuss matters pertaining to the research activities described in Section 4.1.2; and
(h)    perform such other information-sharing functions as are specifically assigned to the JOC under this Agreement.
3.2.    Transition Committee.
3.2.1.    Formation. Within [***] Business Days after the Amendment Date, the Parties will have established a transition committee (the “Transition Committee”). The Transition Committee will exist solely to provide a forum for planning, discussing and sharing information regarding the Transition Activities of the Parties under ARTICLE 8, and will have no decision-making authority. The Transition Committee will be comprised of [***] representatives from each Party, or such other number of equal representatives as the Parties may mutually agree upon. The Transition Committee will conduct its responsibilities hereunder in good faith and with reasonable care and diligence. The Transition Committee will meet [***], or less frequently as otherwise mutually agreed by the Parties in writing, on such dates and at such times and places as agreed to by the members of the Transition Committee. Each Party will be responsible for its own expenses relating to attendance at or participation in Transition Committee meetings.
3.2.2.    Responsibilities Prior to the Amendment Effective Date. Following the Amendment Date and prior to the Amendment Effective Date, the Transition Committee will:
(a)    prepare the Transition Plan and submit the Transition Plan to the Parties for approval; and
(b)    serve as a forum for discussion of any other planning matters relating to the Transition Activities.

3.2.3.    Responsibilities Following the Amendment Effective Date. Following the Amendment Effective Date, the Transition Committee will:
(a)    coordinate and oversee the Transition Activities of the Parties under ARTICLE 8, including any [***]; and
(b)    prepare and discuss any amendments or updates to the Transition Plan and submit such amendments or updates to the Parties for approval.
3.2.4.    Discontinuation of the Transition Committee. The Transition Committee will disband with respect to this Agreement following the completion of substantive Transition Activities under ARTICLE 8.
3.3.    Alliance Managers.
3.3.1.    Appointment. Each Party will appoint a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by written notice to the other Party.
3.3.2.    Specific Responsibilities. The Alliance Managers will assist the Transition Committee in executing on the Transition Plan, facilitate the flow of information, and promote communication, coordination and collaboration, between the Parties under this Agreement.
3.4.    Disbandment of Committees. Effective as of the Amendment Effective Date, the Collaboration Strategy Team (the “CST”) (as defined in that certain New Governance Structure Letter Agreement, dated July 16, 2020, by and between the Parties) and any working groups established by the CST are hereby disbanded.
ARTICLE 4
DEVELOPMENT
4.1.    Development Plan and Follow-On Research.
4.1.1.    Global Development Plan. Vertex will control and will have the sole right to conduct, in its sole discretion, all Development of the Shared Products in the Territory, except as expressly set forth in the Transition Plan or a CRISPR Activities Plan. Such Development will be conducted in accordance with the Global Development Plan, which will be updated by Vertex within [***] days after the Amendment Effective Date to reflect the allocation of all activities thereunder to Vertex following the completion of the Transition Activities. Such updated Global Development Plan will set forth at a high level the anticipated Development activities for the Initial Shared Product in the Territory and

will include a good faith estimate of the costs to be incurred by Vertex and its Affiliates in the conduct of such Development activities. On [***] basis (or more frequently as determined by Vertex), Vertex will update the Global Development Plan and will provide such updated Global Development Plan to the JOC for discussion. Without limiting the foregoing, prior to filing any IND with respect to any Shared Product (other than the Initial Shared Product), Vertex will provide to the JOC for discussion an updated Global Development Plan reflecting the anticipated Development activities for such Shared Product.
4.1.2.    Follow-On Research. Vertex will control and will have the sole right to conduct, in its sole discretion, all Research regarding the Designated Shared Products, except as expressly set forth in the Transition Plan or a CRISPR Activities Plan. Notwithstanding anything to the contrary set forth in this Agreement, each Party shall be permitted to conduct Research activities aimed at identifying novel Shared Products [***].
4.1.3.    Bioinformatics. Except as otherwise set forth in the Transition Plan, CRISPR will be responsible for maintaining [***] and will provide Vertex access as reasonably needed with respect to the Shared Products, including access to validation data and reports. CRISPR will consult with Vertex if any material changes or updates are to be made to [***] and take reasonable steps to provide such changes or updates to Vertex. Additionally, CRISPR will provide reasonable support to Vertex if [***].
4.1.4.    Participation in Significant Development Meetings. Subject to Section 18.6, CRISPR will have the opportunity to designate, by written notice to Vertex, one of its Senior-Level Employees to attend as an observer (a) [***] or (b) [***], in each case ((a) and (b)), relating to the Shared Products. Vertex will (i) give CRISPR at least [***] Business Days’ prior written notice, to the extent practicable (and, in any event, Vertex will endeavor to provide at least [***] hours’ prior written notice, provided that notice provided to CRISPR at the same time as notice provided to other participants in the meetings described in this Section 4.1.4 shall be deemed to be sufficient prior notice), regarding any of the meetings described in this Section 4.1.4 and (ii) provide CRISPR access to such portions of any written materials, documents or information prepared in connection with, or to be discussed at, any of the meetings described in this Section 4.1.4 and related to the Shared Products, either at the time Vertex provides notice of such meetings under Section 4.1.4(i) or, if not available at such time, immediately before or promptly after such meetings (and in any event within [***] Business Days after the date of such meetings), provided that CRISPR shall limit access to any of the materials, documents or information received under this Section 4.1.4 to the Designated Personnel.

4.1.5.    Reporting. Vertex will provide the JOC with reasonably detailed summary updates regarding the progress of activities pursuant to the Global Development Plan at each JOC meeting. Each Party will provide the JOC with reasonably detailed summary updates regarding the progress of Research activities with respect to the Shared Products at each JOC meeting.
4.2.    Regulatory Matters.
4.2.1.    Regulatory Filings. All Regulatory Filings and Regulatory Approvals that relate to the Shared Products shall be owned, prepared and filed by and held in the name of Vertex or its designated Affiliates. Vertex shall provide copies of all Regulatory Filings for the Shared Products to CRISPR and, subject to Section 18.6, CRISPR shall have the right to have its Senior-Level Employees and Designated Personnel review, in parallel with the process used by Vertex for its internal review, reasonably in advance of submission (it being agreed that at least [***] Business Days is reasonable advance notice) [***].
4.2.2.    Participation in Regulatory Meetings. Subject to Section 18.6, and to the extent permitted by Applicable Law, CRISPR will have the opportunity to designate, by written notice to Vertex, one of its Senior-Level Employees to attend as an observer [***]. CRISPR will comply with Vertex’s internal policies disclosed to CRISPR regarding attendance and participation in such meetings, conferences and discussions.
4.2.3.    CRISPR Assistance. CRISPR will provide reasonable assistance to Vertex with respect to regulatory matters for the purpose of obtaining and maintaining Regulatory Approvals of the Shared Products. Without limiting the foregoing, CRISPR will, promptly following any request by Vertex, provide any assistance or documentation as may be reasonably necessary to enable Vertex to submit Regulatory Filings with respect to the Shared Products. Notwithstanding anything to the contrary in this Agreement, the costs of such requested assistance by CRISPR will be Development Costs subject to the sharing of Net Profits/Net Loss pursuant to Section 10.4.
4.3.    Quality Agreement. Vertex will control and will have the sole right to conduct, in its sole discretion, all quality activities with respect to the Shared Products in the Territory, except as expressly set forth in the Transition Plan or a CRISPR Activities Plan. The Parties have entered into a quality agreement for the Shared Products (the “Quality Agreement”), which contains terms and conditions for quality analysis and control criteria for the Manufacture of the Shared Products, electronic system compliance, responsibilities for managing Clinical Trials and pre-clinical studies, and decision-making criteria. The Transition Plan will provide for the Parties to update the Quality Agreement as may be necessary in light of the allocation of responsibilities contemplated by this Agreement. The updated Quality Agreement will be consistent with the relevant provisions of the Pharmacovigilance Agreement, as such provisions may be updated pursuant to Section 11.1.
4.4.    Diligence. Vertex and its Affiliates will use Commercially Reasonable Efforts to Develop (a) the Initial Shared Product and (b) each other Shared Product for which Vertex files an IND, in each case ((a) and (b)), in [***]. Vertex and its Affiliates will conduct its Research and Development activities in good scientific manner and in compliance with Applicable Law. Notwithstanding anything to the contrary contained herein, Vertex or its Affiliates will not be obligated to undertake or continue any Research or Development activities with respect to any Shared Product if Vertex (or any of its Affiliates) reasonably determines that performance of such Research or Development activity would violate Applicable Law or infringe or misappropriate a Third Party’s intellectual property.
4.5.    Clinical Trial Data. Vertex shall provide CRISPR and its designees with access to the data arising from, relating to or otherwise in connection with any Clinical Trial of any Shared Product as follows: (a) [***]; and (b) [***]. CRISPR shall limit access to any of the information or data received under this Section 4.5 to the Designated Personnel.
ARTICLE 5
MEDICAL AFFAIRS ACTIVITIES
Vertex will control and will have the sole right to conduct, in its sole discretion, all Medical Affairs Activities with respect to the Shared Products in the Territory, except as expressly set forth in the Transition Plan or a CRISPR Activities Plan. Such Medical Affairs Activities will be conducted using Commercially Reasonable Efforts.
ARTICLE 6
COMMERCIALIZATION
6.1.    Responsibilities. Vertex will control and will have the sole right to conduct, in its sole discretion, all Commercialization activities with respect to the Shared Products in the Territory, except as expressly set forth in the Transition Plan or a CRISPR Activities Plan. Vertex will have the sole right to invoice, sell and book all sales of each Shared Product in the Territory.
6.2.    Commercialization Plans. Reasonably in advance of the anticipated launch of each Shared Product in the first country in the Territory (but in no event less than [***] months before the date of such anticipated launch), Vertex will develop a global Commercialization plan that will set forth at a high level the anticipated Commercialization activities to be conducted for such Shared Product in the Territory and will include a good faith estimate of the costs to be incurred by

Vertex and its Affiliates in the conduct of such Commercialization activities (each such plan, as it may be updated by Vertex from time to time, a “Global Commercialization Plan”), and will provide such Global Commercialization Plan to the JOC for discussion. On [***] basis (or more frequently as determined by Vertex), Vertex will update each such Global Commercialization Plan and will provide each such updated Global Commercialization Plan to the JOC for discussion.
6.3.    Participation in Significant Commercial Meetings. Subject to Section 18.6, CRISPR will have the opportunity to designate, by written notice to Vertex, (a) one of its Senior-Level Employees to attend as an observer [***] and (b) one of its Senior-Level Employees to attend as an observer [***]. Vertex will (i) give CRISPR at least [***] Business Days’ prior written notice, to the extent practicable (and, in any event, Vertex will endeavor to provide at least [***] hours’ prior written notice, provided that notice provided to CRISPR at the same time as notice provided to other participants in the meetings described in this Section 6.3 shall be deemed to be sufficient prior notice), regarding any of the meetings described in this Section 6.3 and (ii) provide CRISPR access to such portions of any written materials, documents or information prepared in connection with, or to be discussed at, any of the meetings described in this Section 6.3 relating to the Shared Products, either at the time Vertex provides notice of such meetings under Section 6.3(i) or, if not available at such time, immediately before or promptly after such meetings (and in any event within [***] Business Days after the date of such meetings), provided that CRISPR shall limit access to any of the materials, documents or information received under this Section 6.3 to the Designated Personnel.
6.4.    Reporting. Vertex will provide the JOC with reasonably detailed summary updates regarding the progress of activities pursuant to each Global Commercialization Plan at each JOC meeting.
6.5.    Diligence. Vertex and its Affiliates will use Commercially Reasonable Efforts to Commercialize the Shared Products in the [***]. Vertex and its Affiliates will conduct their Commercialization activities in compliance with Applicable Law. Notwithstanding anything to the contrary contained herein, Vertex or its Affiliates will not be obligated to undertake or continue any Commercialization activities with respect to any Shared Product if Vertex (or any of its Affiliates) reasonably determines that performance of such Commercialization activity would violate Applicable Law or infringe or misappropriate a Third Party’s intellectual property.
ARTICLE 7
MANUFACTURING
7.1.    Transfer of Assigned Contracts to Vertex. Promptly following the Amendment Effective Date, CRISPR will, if such assignment is requested by Vertex, assign to

Vertex the agreements listed on Schedule D, which represent all agreements between CRISPR and [***] (each such agreement an “Assigned Contract” and, collectively, the “Assigned Contracts”), in accordance with the Transition Plan, including the applicable timelines set forth therein; provided, however, that, if a Third Party consent is required in order to effect the assignment of any such Assigned Contract, CRISPR will use Commercially Reasonable Efforts to obtain such Third Party consent (provided that CRISPR shall not, in the exercise of such Commercially Reasonable Efforts, be required to pay any amount to any such Third Party in exchange for such consent unless the Parties agree to include such amount as Program Expenses) and, if such consent cannot be obtained, CRISPR will comply with the provisions set forth below in this Section 7.1 as if such Assigned Contract were an Other Manufacturing Contract. Schedule E sets forth a list as of the Amendment Date of all other agreements between CRISPR and [***] (each, an “Other Manufacturing Contract”). At Vertex’s request, [***] listed on Schedule E hereto, in accordance with the Transition Plan, including the applicable timelines set forth therein. To the extent permitted by Applicable Law, the Parties shall, as soon as possible following the Amendment Date, take such actions as are necessary to allow for assignment of the Assigned Contracts as of the Amendment Effective Date and [***] set forth on Schedule E. [***].
7.2.    Manufacturing Technology Transfer. Promptly following the Amendment Effective Date, CRISPR will make available and deliver to Vertex or one or more designated Affiliates (a) [***] and (b) [***], in each case ((a) and (b)), in accordance with the Transition Plan, including the applicable timelines set forth therein. To assist with the transfer [***], CRISPR will make its personnel reasonably available to Vertex during CRISPR’s normal business hours to transfer such [***] under this Section 7.2 and the costs of such assistance at the FTE Rate will be included within the Transition Costs. Notwithstanding anything to the contrary set forth in this Agreement or the Transition Plan, CRISPR shall have no further obligations under this Section 7.2 to provide such assistance from and after the earlier to occur of (i) [***] or (ii) [***]. [***].
7.3.    Vertex Manufacturing Responsibilities. Except as expressly set forth in the Transition Plan or a CRISPR Activities Plan or prior to the assignment of agreements contemplated by Section 7.1, Vertex will control and will have the sole right to conduct, in its sole discretion, all Manufacturing activities with respect to the Shared Products in the Territory and such Manufacturing activities will be conducted using Commercially Reasonable Efforts. For clarity, all Manufacturing Costs with respect thereto will be subject to the sharing of Net Profits/Net Loss pursuant to Section 10.4.

ARTICLE 8
TRANSITION ACTIVITIES
8.1.    Transition Plan. Attached as Schedule F a preliminary transition plan (the “Preliminary Transition Plan”) setting forth all activities that are necessary to effectively transfer all of CRISPR’s material ongoing activities, to the extent primarily related to the Shared Products, to Vertex (the “Transition Activities”) and the timelines therefor. As soon as possible following the Amendment Date, the Transition Committee will revise and update the Preliminary Transition Plan and submit the same to the Parties for approval (such transition plan, as it may be updated pursuant to this Agreement, the “Transition Plan”). The Transition Committee may, from time to time after such approval by the Parties, prepare and submit to the Parties for discussion amendments to the Transition Plan. The Parties will discuss in good faith any amendments to the Transition Plan that are necessary to enable each Party to fully exercise its rights and perform its obligations under this Agreement. If the Parties cannot mutually agree upon the initial Transition Plan or any such amendment thereto reasonably promptly following submission thereof to the Parties for approval, either Party may submit the dispute to the Executive Officers for resolution. If the Executive Officers cannot resolve such dispute within [***] days of submission thereof to the Executive Officers, [***] will have the final decision-making authority, provided that [***] shall not (i) have final decision-making authority with respect (a) any item or matter that was set forth in the Preliminary Transition Plan, (b) any item or matter that would cause or is reasonably likely to cause [***] or any of its Affiliates to violate any Applicable Law or be in breach of, or default under, any Third Party agreement existing as of the Amendment Date; or (ii) have the right to amend any provision of this Agreement or any schedule hereto without [***] written consent.
8.2.    Transition Activities. Commencing on the Amendment Effective Date, the Parties will conduct the Transition Activities to effectively transfer all of CRISPR’s material ongoing activities, to the extent related to the Shared Products, to Vertex. The Transition Activities will be conducted for an anticipated period of [***] months following the Amendment Effective Date, in accordance with the Transition Plan, including the timelines set forth therein. Each Party will use Commercially Reasonable Efforts to perform the activities allocated to such Party under the Transition Plan, provided that in no event shall Transition Activities be conducted after the date that is [***] months after the Amendment Effective Date (provided that CRISPR has complied with its obligations under this Section 8.2 in all material respects) unless the Parties mutually agree in writing. Each Party will provide the other Party with reasonably detailed summary reports with respect to any data or other materials provided to the other Party pursuant to the Transition Plan, for the purpose of aiding in the interpretation of such data or other materials by the other Party. All Transition Costs will be subject to the sharing of Net Profits/Net Loss pursuant to Section 10.4.

ARTICLE 9
CRISPR ACTIVITIES
9.1.    CRISPR Activities Plan. Notwithstanding anything to the contrary in this Agreement, the Parties may from time to time decide by mutual agreement to allocate to CRISPR or its Affiliates certain Research, Development, Manufacturing or Commercialization activities with respect to the Shared Products. Any such agreement will be set forth in a writing duly executed by both Parties (each, a “CRISPR Activities Plan”), which CRISPR Activities Plan will include an estimate of costs for such activities.
9.2.    Diligence. CRISPR, itself or through its Affiliates, will use Commercially Reasonable Efforts to conduct the activities set forth in each CRISPR Activities Plan in accordance with the timelines set forth therein. CRISPR and its Affiliates will conduct their activities in compliance with Applicable Law. Notwithstanding anything to the contrary contained herein, CRISPR or its Affiliates will not be obligated to undertake or continue any activity under a CRISPR Activities Plan if CRISPR (or any of its Affiliates) reasonably determines that performance of such activity would violate Applicable Law or infringe or misappropriate a Third Party’s intellectual property.
9.3.    Reporting. CRISPR will provide the JOC with reasonably detailed summary updates regarding the progress of activities pursuant to each CRISPR Activities Plan, if any, at each JOC meeting.
ARTICLE 10
FINANCIAL TERMS; ALLOCATION OF NET PROFIT AND NET LOSS
10.1.    Payments Under Original Agreement. The Parties acknowledge that Vertex has paid to CRISPR, prior to the Amendment Date, (a) a non-refundable, non-creditable, upfront payment in the amount of Seven Million Dollars ($7,000,000) and (b) a one-time, non-refundable, non-creditable milestone payment in the amount of Three Million Dollars ($3,000,000) following the dosing of the second patient in a Clinical Trial with the Initial Shared Product, in each case ((a) and (b)), as required under the Original Agreement. For clarity, CRISPR is solely responsible for all costs and expenses incurred by CRISPR or its Affiliates in connection with the Shared Products prior to the Effective Date.
10.2.    Amendment Upfront Payment. Within [***] Business Days after the Amendment Effective Date, Vertex shall pay to CRISPR a non-refundable, non-creditable, upfront payment in the amount of Nine Hundred Million Dollars ($900,000,000).
10.3.    Milestone Payment. Following receipt by Vertex or its Affiliates of the first Marketing Approval for the Initial Shared Product from the FDA or the European Commission, Vertex will make a one-time, non-refundable, non-creditable payment to CRISPR of Two Hundred Million Dollars ($200,000,000) within [***] days after receipt by Vertex of an invoice for such payment from CRISPR.
10.4.    Allocation. With respect to each Shared Product, starting January 1, 2018, and continuing through the Co-Co Agreement Term, each Party will be entitled to 50% of the Net Profits or will bear 50% of the Net Loss, as applicable; provided, however, that, solely with respect to the Initial Shared Product, starting on July 1, 2021 (or, if the Amendment Effective Date has not occurred prior to October 1, 2021, starting on the first day of the Calendar Quarter in which the Amendment Effective Date occurs), and continuing through the Co-Co Agreement Term, subject to the limitations set forth in Section 10.7.2, Vertex will be entitled to 60% of the Net Profits and will bear 60% of the Net Loss, as applicable, and CRISPR will be entitled to 40% of the Net Profits and will bear 40% of the Net Loss, as applicable. Each Party will be solely responsible for any Program Expenses incurred by such Party between the Effective Date and January 1, 2018. If either Party elects to Opt-Out (as defined below), the other Party shall pay royalties to such Party in accordance with Section 17.3 in lieu of sharing of Net Profits/Net Loss pursuant to this Section 10.4.
10.5.    Calculation. [***].
10.6.    Payment of Expenses; Summary Statements. Subject to reconciliation and the limitations provided in Section 10.7, the Party initially incurring Program Expenses will be responsible for and pay for all such Program Expenses so incurred. Each Party will maintain the books and records referred to in Section 10.8. Each Party will report all Program Expenses, Sublicense Revenue and Net Sales in accordance with the terms and conditions hereof and in accordance with GAAP. If any Program Expenses relate to multiple Shared Products, the Parties will work together to determine an equitable allocation of such Program Expenses between such Shared Products. Within [***] Business Days after the end of each Calendar Quarter, each Party will submit to the other a written report reflecting, on a Shared Product-by-Shared Product basis, the estimated Program Expenses, Sublicense Revenue and Net Sales during the just-ended Calendar Quarter, except that each Party’s submission for the last month of such Calendar Quarter will be a good faith estimate and not actual amounts (each, a “Summary Statement”). Within [***] days after the end of each Calendar Quarter, each Party will submit to the other an updated Summary Statement reflecting, on a Shared Product-by-Shared Product basis, the actual Program Expenses, Sublicense Revenue and Net Sales for the last month of such Calendar Quarter, which Summary Statement will be certified as true and accurate by a representative of such Party that is a Vice President of Finance or more senior representative. Each Summary Statement (after the initial Summary Statement) will reflect an adjustment for the actual amount of the previous Calendar Quarter as needed, provided that, if, prior to preparation of a Summary Statement in accordance with the preceding sentence, a Party discovers that actual Program

Expenses, Sublicense Revenue or Net Sales with respect to a Shared Product have deviated materially from any non-binding, good faith estimate of such Program Expenses, Sublicense Revenue or Net Sales submitted to the other Party in accordance with this Section 10.6 (including any deviation in any single Expense or in aggregate Sublicense Revenue or aggregate Net Sales, in each case, of more than $[***]), then such Party shall promptly notify the other Party of such deviation in advance of delivery of such Summary Statement. Any reporting and reconciliation of variances between estimated and actual Expenses may be delayed by a Calendar Quarter as reasonably necessary in light of a Party’s internal reporting procedures. The Parties’ respective Summary Statements will serve as the basis of the Reconciliation Reports prepared by [***] pursuant to Section 10.7. The Parties’ respective finance departments, coordinated by the Alliance Managers, will meet at least [***] per [***], or as otherwise mutually agreed by the Parties, to discuss any questions or issues arising from the Summary Statements, including the basis for the recognition of specific Program Expenses, review cost estimates and forecasts, and discuss reconciliation and reporting procedures.
10.7.    Reconciliation.
10.7.1.    General Reconciliation. [***] will prepare a reconciliation report, as soon as practicable, after the receipt of [***] updated Summary Statements, but in any event within [***] days after the end of each Calendar Quarter, accompanied by reasonable supporting documents and calculations sufficient to support each Party’s financial reporting obligations, independent auditor requirements and obligations under the Sarbanes-Oxley Act, which reconciles the amounts accrued and reported in each Party’s Summary Statements and the share of the Net Profits and Net Losses to be allocated to each of the Parties for such Calendar Year in accordance with Section 10.4, on a Shared Product-by-Shared Product basis and in the aggregate across all Shared Products (such report, the “Reconciliation Report”).
10.7.2.    Excess OPEX Deferral. Schedule G sets forth the limits on CRISPR’s share of the Program Expenses for the Initial Shared Product for each of Calendar Years 2021, 2022, 2023 and 2024 (such limit for the applicable Calendar Year, each an “Annual OPEX Cap”). To the extent that the Reconciliation Report for Calendar Years 2021, 2022, 2023 or 2024 indicates that CRISPR’s share of the Program Expenses for the Initial Shared Product for such Calendar Year exceeds [***]% of the Annual OPEX Cap for such Calendar Year, CRISPR shall be permitted to defer payment of an amount equal to such excess amount (the “OPEX Overage”) as set forth in Section 10.7.3.

10.7.3.    Payment. Subject to the limitations provided in this Section 10.7, payment to reconcile aggregate Net Profit or Net Loss, as applicable, across all Shared Products shall be made by the owing Party to the other Party within [***] days after such Reconciliation Report is complete; provided that, CRISPR shall be permitted, by written notice to Vertex within such [***]-day period, to defer payment of any OPEX Overage, and such OPEX Overage shall not be currently charged to or payable by CRISPR during or in respect of such Calendar Year and instead will be deducted from Net Profits payable thereafter to CRISPR for the Initial Shared Product, provided that, the maximum deduction against such Net Profits for any single Calendar Year for any and all deferred OPEX Overages shall be limited to [***] and, provided, further, that any portion of an OPEX Overage which is not deducted from such Net Profits by application of such cap shall be carried forward for deduction against future distributions of such Net Profits until such OPEX Overage amounts have been deducted in full. For the avoidance of doubt, the deductions contemplated by this Section 10.7.3 may only occur in a Calendar Year in which there is a Net Profit payable to CRISPR with respect to the Initial Shared Product.
10.8.    Books and Records. Each Party will keep and maintain accurate and complete records regarding Program Expenses, Sublicense Revenue and Net Sales, as applicable, during the three preceding Calendar Years. Upon [***] days’ prior written notice from the Auditing Party, the Audited Party will permit an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates, as may be reasonably necessary to verify the Summary Statements and Reconciliation Reports. An examination by the Auditing Party under this Section 10.8 will occur not more than once in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] months before the date of the request. The accounting firm will be provided access to such books and records at the Audited Party’s facility or facilities where such books and records are normally kept and such examination will be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both the Auditing Party and the Audited Party a written report disclosing whether the applicable Summary Statements and Reconciliation Reports are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to the Auditing Party. If the report or information submitted by the Audited Party results in an underpayment or overpayment, the Party owing underpaid or overpaid amount will promptly pay such amount to the other Party, and if, as a result of such inaccurate report or information, such amount is more than five percent of the amount that was owed, the Audited Party will reimburse the Auditing Party for the reasonable expense incurred by the Auditing Party in connection with the audit.
10.9.    Payment Method; Currency.
10.9.1.    All payments under this Agreement after the Amendment Effective Date will be paid in U.S. Dollars, by wire transfer (a) in the case of payments to [***], by [***] to an account of [***] designated by [***] (which account [***] may update from time to time in writing) and (b) in the case of payments to [***], by [***] to an account of [***] designated by [***] (which account [***] may update from time to time in writing).
10.9.2.    If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, then such amounts will be converted to their U.S. Dollar equivalent using the [***] of the official rate of exchange of such domestic currency as quoted by [***], for the Calendar Quarter for which the payment is made.
10.10.    Late Payment. Any undisputed payments or portions thereof due hereunder that are not paid when due will accrue interest from the due date until paid at an annual rate equal to [***] plus [***] percent (or the maximum allowed by Applicable Law, if less).
10.11.    Capital Equipment. [***].
ARTICLE 11
ADVERSE EVENTS
11.1.    Pharmacovigilance Agreement. Vertex shall be responsible for all pharmacovigilance activities for the Shared Products in the Territory. The Parties have entered into the Pharmacovigilance Agreement, which contains terms and conditions for the processes and procedures for sharing safety information with respect to the Shared Products. The Transition Plan will provide for the Parties to update the Pharmacovigilance Agreement as may be necessary in light of the allocation of responsibilities contemplated by this Agreement.
11.2.    Global Safety Database. Vertex will establish and maintain the global database of safety information for each Shared Product (each, a “Global Safety Database”), including adverse events and pregnancy reports for each Shared Product, which will be used for regulatory reporting and responses to safety queries from Regulatory Authorities by Vertex.
11.3.    Access to Safety Information. The Parties will arrange for [***] to [***] CRISPR, with a format and periodicity agreed upon by both Parties. In response to [***] from CRISPR, Vertex will [***] to CRISPR within [***] Business Day of a request. In addition, Vertex shall [***] to [***] by CRISPR [***].
11.4.    Notice of Certain Events. Notwithstanding anything to the contrary in this Agreement or the Pharmacovigilance Agreement, Vertex will promptly notify CRISPR (and, in any event, within [***] Business Day), in accordance with the notice procedures set forth in the Pharmacovigilance Agreement, after Vertex or any Affiliate thereof becomes aware of the occurrence of any Specified Clinical Event (as hereinafter defined), and Vertex will provide CRISPR with reasonably detailed information regarding such Specified Clinical Event. Vertex shall provide CRISPR with reasonably detailed updates, in accordance with the notice procedures set forth in the Pharmacovigilance Agreement, about any such Specified Clinical Event. For purposes hereof, the term “Specified Clinical Event” shall mean [***].
ARTICLE 12
SUBCONTRACTING
Vertex may subcontract the performance of any activities undertaken by Vertex under this Agreement with respect to the Shared Products to one or more Third Parties of Vertex’s choice (each such Third Party, a “Subcontractor”) pursuant to a written agreement in compliance with the terms of this Agreement and the Quality Agreement (a “Subcontract”). CRISPR may subcontract the performance of any activities undertaken by CRISPR under this Agreement (including under Section 4.1.2), in accordance with the Transition Plan or the applicable CRISPR Activities Plan, as applicable, to one or more Subcontractors of CRISPR’s choice pursuant to a Subcontract.
ARTICLE 13
LICENSE GRANTS
13.1.    Acknowledgment of Option Exercise. Each Party acknowledges and agrees that, notwithstanding anything to the contrary in the Collaboration Agreement, effective as of the execution of this Agreement, Vertex is deemed to have exercised [***], without any further action on the part of either Party, [***].
13.2.    License Grants to Vertex.
13.2.1.    Development and Commercialization License. Subject to the terms and conditions of this Agreement, CRISPR grants to Vertex Parent and its Affiliates an exclusive license under CRISPR’s and its Affiliates’ interest in the Licensed CRISPR Technology, with the right to Sublicense through multiple tiers (subject to Section 13.5), to Research, Develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, export and Commercialize the Shared Products in the Field in the Territory (such license, the “Exclusive License”), subject to CRISPR’s retained rights to (a) perform the Transition Activities in accordance with the Transition Plan and this Agreement and (b) conduct the activities set forth in any CRISPR Activities Plan, as applicable. As of the Amendment Effective Date, this Exclusive License supersedes and replaces the license grant set forth in Section 5.3.1 of the Collaboration Agreement solely with respect to the Shared Targets and the license grant set forth in Section 10.2.1 of the Original Agreement, and shall be deemed to be the “Exclusive License” under the Collaboration Agreement with respect to the Shared Targets.
13.2.2.    Research License. Subject to the terms and conditions of this Agreement, CRISPR grants to Vertex Parent and its Affiliates an exclusive license under CRISPR’s and its Affiliates’ interest in the Licensed CRISPR Technology to conduct the Research activities with respect to the Shared Products in the Field in the Territory, subject to CRISPR’s retained rights to (a) perform the Transition Activities in accordance with the Transition Plan and this Agreement, (b) conduct the activities set forth in any CRISPR Activities Plan, as applicable and (c) conduct the research contemplated by Section 4.1.2.
13.2.3.    License Conditions; Limitations. Subject to Section 13.7.2, any rights and obligations hereunder, including the rights granted pursuant to the Exclusive License, are subject to and limited by any applicable [***] of CRISPR to the extent the provisions of such obligations or agreements are specifically disclosed to Vertex in writing: (a) with respect to [***] under a CRISPR In-License Agreement, (i) prior to the Effective Date, in the case of the Initial Shared Product, and (ii) prior to filing of the first IND for the applicable Shared Product, in the case of any other Shared Product; and (b) with respect to [***] under [***] for which CRISPR is the contracting Party, on or prior to the date on which such [***] becomes effective.
13.3.    License Grants to CRISPR.
13.3.1.    License for Transition Activities and CRISPR Activities. Subject to the terms and conditions of this Agreement, Vertex grants to CRISPR a non-exclusive license under Vertex’s and its Affiliates’ interest in the Licensed Vertex Technology, without the right to Sublicense (except to permitted Subcontractors), solely to (a) perform the Transition Activities in accordance with the Transition Plan and this Agreement, (b) conduct the activities set forth in any CRISPR Activities Plan, as applicable and (c) conduct the research contemplated by Section 4.1.2.
13.3.2.    License Conditions; Limitations. Subject to Section 13.7.2, any rights and obligation hereunder are subject to and limited by any applicable [***] of Vertex to the extent the provisions of such obligations or agreements are specifically disclosed to CRISPR in writing: (a) with respect to [***] under a Vertex In-License Agreement, (i) prior to the Effective Date, in the case of the Initial Shared Product, and (ii) prior to filing of the first IND for the applicable Shared Product, in the case of any other Shared Product; and (b) with respect to [***] under [***] for which Vertex is the contracting Party, on or prior to the date on which such [***] becomes effective.
13.4.    Licenses to Improvements.
13.4.1.    Subject to the terms and conditions of this Agreement, CRISPR hereby grants to Vertex Parent and its Affiliates a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable license to all improvements or modifications to the Vertex Background Know-How or Vertex Background Patents, whether or not patentable, that arise in the course of performing activities under the Global Development Plan or in the course of performing Research activities with respect to the Shared Products or Developing, Manufacturing or Commercializing a Shared Product and are Controlled by CRISPR or its Affiliates to make, have made, use, sell, keep, offer for sale and import products other than the Shared Products.
13.4.2.    Subject to the terms and conditions of this Agreement, Vertex hereby grants to CRISPR a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable license to all improvements or modifications to the CRISPR Platform Technology Patents, CRISPR Background Patents [***], Gene Editing System or CRISPR Background Know-How set forth on Schedule F to the Collaboration Agreement (as may be supplemented by mutual written agreement of the Parties from time to time), whether or not patentable, that arise in the course of performing activities under the Global Development Plan or in the course of performing Research activities with respect to the Shared Products or Developing, Manufacturing or Commercializing a Shared Product and are Controlled by Vertex or its Affiliates to make, have made, use, sell, keep, offer for sale and import products other than the Shared Products.
13.5.    Sublicensing. Subject to the rights granted or retained by the Parties under this Agreement, Vertex may Sublicense (through multiple tiers) to its Affiliates or Third Parties any and all rights granted to it by CRISPR or retained by Vertex with respect to the Research, Development, Manufacture and Commercialization of the Shared Products and, if applicable, [***]. If Vertex grants any such Sublicense it will remain responsible for its obligations under this Agreement and will be responsible for the performance of the relevant Sublicensee.
13.6.    No Implied Licenses. All rights in and to Licensed CRISPR Technology not expressly licensed or assigned to Vertex under this Agreement or the

Collaboration Agreement are hereby retained by CRISPR or its Affiliates. All rights in and to any Vertex Technology not expressly licensed to CRISPR under this Agreement or the Collaboration Agreement, are hereby retained by Vertex or its Affiliates. Except as expressly provided in this Agreement or the Collaboration Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.
13.7.    Third Party Agreements.
13.7.1.    In-License Agreements. Any financial obligations arising under any CRISPR In-License Agreement or Vertex In-License Agreement as a result of the Development, Manufacture or Commercialization of any Shared Product under this Agreement will be included in [***].
13.7.2.    [***]. If a Party believes, in its reasonable judgment, that it may be necessary to obtain rights under [***] in order [***], such Party will promptly notify the other Party and [***]. Unless otherwise agreed by the Parties in writing, (a) [***] and (b) [***]. [***] (each, a “[***]”) [***] the Parties will [***]. If it is [***] are [***], then the applicable Party shall [***], and the [***] shall be included as [***] under this Agreement. If, within [***] days [***], the applicable Party has not [***], the other Party shall [***], and the [***] shall be included as [***] under this Agreement. If it is [***], then [***], provided that the [***] shall not be included as [***] under this Agreement unless otherwise mutually agreed by the Parties in writing. [***] shall [***], and shall not [***].
13.7.3.    [***]. Notwithstanding anything to the contrary in Section 13.7.2 of this Agreement, either Party may, in its sole discretion, conduct activities with respect to the research, development, manufacture or commercialization of [***] and enter into agreements for the acquisition of, grant or exercise of a license or similar rights to [***] (each, a “[***]”), subject to the terms of this Section 13.7.3. At each JOC meeting, [***]. [***].
(a)    License Grant. Effective as of any election by [***] to [***], [***] will grant, and does hereby grant, to [***] and its Affiliates an exclusive license under [***] interest in such [***] with respect to such [***], with the right to Sublicense through multiple tiers (subject to Section 13.5), to Research, Develop, Manufacture and Commercialize such [***].
(b)    Economic Terms.
(i)    [***]. [***] will pay to [***] the following one-time milestone payments with respect to the first achievement by [***] (itself or through its Affiliates or Sublicensees) of the applicable milestone event with respect to any [***]:

Milestone Number	Milestone Event	Milestone Payment
1	[***]	$[***]
2	[***]	$[***]

    [***] will provide [***] with written notice upon the achievement of any of the milestone events set forth in this Section 13.7.3(b) within [***] days after such achievement. Following receipt of such notice, [***] will promptly invoice [***] for the applicable milestone payment and [***] will make such milestone payment within [***] days after receipt of such invoice. The milestones are intended to be successive; if the milestone numbered 2 is achieved with respect to the applicable [***] without the milestone numbered 1 having been achieved with respect to such [***], the corresponding payment for the milestone numbered 1 will be made together with the corresponding payment for the milestone numbered 2.
(ii)    [***]. If [***] (A) [***] or (B) (1) [***], (2) [***] and (3) [***], then, in each case ((A) and (B)), [***] will have the right, [***].
(iii)    Third Party Payments. Each Party will be solely responsible for any amounts payable under any [***] entered into by such Party, and such amounts will not constitute [***] and will not be included in [***] under this Agreement, provided that [***]. Notwithstanding anything to the contrary in this Agreement, in no event will [***].
(c)    Intellectual Property Rights. For purposes of Section 13.4 of this Agreement, (i) any [***], as applicable, and (ii) [***], as applicable.
(d)    Supply of [***]. With respect to any [***], upon [***] request, the Parties will negotiate in good faith an agreement pursuant to which [***] would provide [***] on [***] terms, at [***], and such cost shall [***].

ARTICLE 14
INTELLECTUAL PROPERTY
The terms of the Collaboration Agreement will apply with respect to any and all Know-How and Patents discovered, developed, invented or created in connection with activities under this Agreement.
ARTICLE 15
REPRESENTATIONS AND WARRANTIES
15.1.    Representations and Warranties of Vertex. Vertex hereby represents and warrants to CRISPR, as of the Effective Date and as of the Amendment Date, that:
15.1.1.    each of Vertex Parent and Vertex UK is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
15.1.2.    each of Vertex Parent and Vertex UK (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
15.1.3.    this Agreement has been duly executed and delivered on behalf of each of Vertex Parent and Vertex UK, and constitutes a legal, valid and binding obligation, enforceable against each of Vertex Parent and Vertex UK in accordance with the terms hereof;
15.1.4.    the execution, delivery and performance of this Agreement by each of Vertex Parent and Vertex UK will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which either entity is a party or by which either entity is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Vertex Parent or Vertex UK; and
15.1.5.    except as contemplated by ARTICLE 2, each of Vertex Parent and Vertex UK has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement.

15.2.    Representations and Warranties of CRISPR. Each of the CRISPR Entities, jointly and severally, hereby represents and warrants to Vertex, as of the Effective Date and as of the Amendment Date, except as set forth on Schedule H, that:
15.2.1.    each of CRISPR AG, CRISPR Inc., CRISPR UK and Tracr is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
15.2.2.    each of CRISPR AG, CRISPR Inc., CRISPR UK and Tracr (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
15.2.3.    this Agreement has been duly executed and delivered on behalf of CRISPR, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;
15.2.4.    the execution, delivery and performance of this Agreement by CRISPR will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;
15.2.5.    except as contemplated by ARTICLE 2, CRISPR has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by CRISPR in connection with the execution and delivery of this Agreement;
15.2.6.    the Licensed CRISPR Technology constitutes all of the Patents and Know-How Controlled by CRISPR that are necessary to Research, Develop, Manufacture or Commercialize the Shared Products contemplated under this Agreement in the Field in the Territory;
15.2.7.    CRISPR is the sole and exclusive owner or exclusive licensee of the CRISPR Platform Technology Patents and CRISPR Background Patents, all of which are free and clear of any liens, charges and encumbrances, and, as of the Effective Date, neither any license granted by CRISPR to any Third Party, nor any license granted by any Third Party to CRISPR, conflicts with the license grants to Vertex hereunder, and CRISPR is entitled to grant all rights and licenses (or sublicenses, as the case may

be) under such Patents it purports to grant to Vertex under this Agreement;
15.2.8.    [***], the Research, Development, Manufacture, use, sale, offer for sale, supply or importation by [***];
15.2.9.    there are no judgments or settlements against or owed by [***], pending or threatened claims or litigation, in either case relating to the Licensed CRISPR Technology;
15.2.10.    the CRISPR Platform Technology Patents and CRISPR Background Patents are, or, upon issuance, will be, [***]; and
15.2.11.    Schedule D lists all agreements between CRISPR and its [***] that, in each case, [***]. Schedule E lists all other agreements between CRISPR and [***] that, in each case, [***].
15.3.    CRISPR Covenants. Each of the CRISPR Entities, jointly and severally, hereby covenants to Vertex that, except as expressly permitted under this Agreement:
15.3.1.    CRISPR will maintain and not breach any CRISPR In-License Agreements or [***] that provide a grant of rights from such Third Party to CRISPR that are Controlled by CRISPR and are licensed or may become subject to a license from CRISPR to Vertex for the Shared Products under this Agreement;
15.3.2.    CRISPR will promptly notify Vertex of any material breach by one or more CRISPR Entities or a Third Party of any CRISPR In-License Agreements or [***] that provides a grant of rights from such Third Party to one or more CRISPR Entities and are licensed from CRISPR to Vertex under this Agreement, and in the event of a breach by [***], will [***]. CRISPR will [***] as soon as possible, but in no event later than the date on which [***];
15.3.3.    it will not amend, modify or terminate any CRISPR In-License Agreement or [***] in a manner that would have an adverse effect on Vertex’s rights hereunder without first obtaining Vertex’s written consent, which consent may be withheld in Vertex’s sole discretion;
15.3.4.    it will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that adversely restricts, limits or encumbers the rights granted to Vertex under this Agreement or the additional rights;
15.3.5.    it will not, and will cause its Affiliates not to (a) license, sell, assign or otherwise transfer to any Person any Licensed CRISPR Technology (or agree to do any of the foregoing), except as will not adversely restrict, limit or encumber the rights granted to Vertex under this Agreement, or (b) incur or permit to exist, with respect to any Licensed CRISPR Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness);
15.3.6.    it will use Commercially Reasonable Efforts to obtain and maintain the requisite resources and expertise to perform its obligations hereunder;
15.3.7.    all employees and Subcontractors of CRISPR performing Research or Development activities hereunder on behalf of CRISPR will be obligated to assign to CRISPR all right, title and interest in and to any inventions developed by them, whether or not patentable, or, solely with respect to Subcontractors, grant exclusive license rights to CRISPR with a right to grant sublicenses through multiple tiers;
15.3.8.    it will not engage, in any capacity in connection with this Agreement, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction;
15.3.9.    CRISPR will inform Vertex in writing promptly if it or any Person engaged by CRISPR or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to CRISPR’s Knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing services hereunder or thereunder; and
15.3.10.    within [***] days of the Amendment Date, CRISPR will provide or otherwise make available to Vertex [***].
15.4.    Vertex Covenants. Vertex hereby covenants to CRISPR that, except as expressly permitted under this Agreement:
15.4.1.    it will use Commercially Reasonable Efforts to obtain and maintain the requisite resources and expertise to perform its obligations hereunder;
15.4.2.    Vertex will not engage, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

15.4.3.    Vertex will inform CRISPR in writing promptly if it or any Person engaged by Vertex or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Vertex’s knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing services hereunder or thereunder.
15.5.    Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose. Vertex and CRISPR understand that each Shared Product is the subject of ongoing Research and Development and that neither Party can assure the safety, usefulness or commercial or technical viability of any Shared Product.
ARTICLE 16
INDEMNIFICATION; INSURANCE
16.1.    Indemnification by Vertex. Vertex will indemnify, defend and hold harmless each CRISPR Indemnified Party from and against any and all Liability that the CRISPR Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:
(a)    [***]; or
(b)    [***];
except, in each case ((a)-(b)), to the extent CRISPR is required to indemnify Vertex pursuant to Section 16.2.
16.2.    Indemnification by CRISPR. Each CRISPR Entity will jointly and severally indemnify, defend and hold harmless each Vertex Indemnified Party from and against any and all Liabilities that the Vertex Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:
(a)    [***]; or
(b)    [***];
except, in each case ((a)-(b)), to the extent Vertex is required to indemnify CRISPR pursuant to Section 16.1.
16.3.    Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) will be instituted involving any Indemnified Party, such Indemnified Party will give prompt written notice of the indemnity claim to the Indemnifying Party and provide a copy to the Indemnifying Party of any complaint, summons or other written or verbal notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver written notice will relieve the Indemnifying Party of liability to the Indemnified Party under this ARTICLE 16 only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise and any failure to contest prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent, which will not be withheld, delayed or conditioned unreasonably, other than settlements only involving the payment of monetary awards for which the Indemnifying Party will be fully-responsible. The Indemnified Party will cooperate with the Indemnifying Party in such Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s sole cost and expense.
16.4.    Other Third Party Claims. If a Third Party brings a claim of any nature arising out of [***], other than [***], the [***]. [***] will [***]. The [***] will [***]. The [***]. If [***].
16.5.    Insurance.
16.5.1.    Coverage. From and after the Effective Date, each Party will, at its sole cost and expense, procure and maintain the following policies, each naming the other Party and its Indemnified Parties as additional insureds:
(a)    [***] in amounts not less than $[***] annual aggregate;
(b)    [***] coverage in amounts not less than $[***];
(c)    [***] in amounts not less than $[***] per incident and $[***] annual aggregate, which policy shall include [***], as applicable, and for [***]; and
(d)    [***] (also called [***]) in amounts not less than $[***] per claim and annual aggregate, covering [***].
Each such policy will be [***].
16.5.2.    Evidence of Insurance. Each Party will provide the other Party with evidence of the insurance required under this Section 16.5 upon the other

Party’s request. Each Party will provide the other Party with notice at least 30 days prior to the cancellation, non-renewal or material change in such insurance. The cancelling or non-renewing Party will obtain replacement insurance providing comparable coverage prior to the expiration of such 30-day period.
16.5.3.    Post-Termination Obligations. Each Party will maintain the insurance required under this Section 16.5 beyond the expiration or termination of this Agreement for a reasonable period after the period during which either Party or its Affiliates or sublicensees is Developing or Commercializing any Shared Product, which in no event will be less than five years.
16.5.4.    Affiliates, Sublicensees and Distributors. Each Party will (a) ensure that all applicable Affiliates of such Party are covered under such Party’s insurance policies as described in Section 16.5.1 and (b) require all of its sublicensees and Distributors to comply with the provisions and obligations under this Section 16.5 as if such entity were such Party.
16.5.5.    No Limitation. The minimum amounts of insurance coverage required under this Section 16.5 will not be construed to create a limit of liability with respect to a Party’s indemnification obligations under Section 16.1 or 16.2, as applicable, or with respect to such Party’s share of any Liabilities under Section 16.4.
16.5.6.    Self-Insurance. Notwithstanding the foregoing, [***] may self-insure to the extent that it self-insures for its other activities.
16.6.    Limitation of Consequential Damages. Except for (a) claims of a Third Party that are subject to indemnification under this ARTICLE 16, (b) claims arising out of a Party’s willful misconduct, or (c) a Party’s breach of ARTICLE 18, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, lost data or cost of procurement of substitute goods or services, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.
ARTICLE 17
TERM; TERMINATION
17.1.    Co-Co Agreement Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 17, will continue in full force and effect until Vertex is no longer

Developing or Commercializing any of the Shared Products or performing Research regarding any Shared Products in the Territory.
17.2.    Termination of the Agreement.
17.2.1.    Termination for Failure to Obtain Antitrust Clearance. If the Amendment Effective Date has not occurred within [***] after the Amendment Date, this Agreement may be terminated by either Party on written notice to the other Party. In such event, neither Party shall have any further obligations under this Agreement, except for such Party’s obligations of non-disclosure pursuant to ARTICLE 18, which shall survive for the period set forth therein, and the Original Agreement will remain in full force and effect (including any provisions that had been superseded by this Agreement as of the Amendment Date).
17.2.2.    Vertex’s Termination for Convenience. Vertex will be entitled to terminate this Agreement for convenience, in its entirety or with respect to one or more Shared Product(s), by providing CRISPR 90 days’ written notice of such termination; provided, however, that if any termination under this Section 17.2.1 with respect to a Shared Product occurs after such Shared Product has received Marketing Approval, Vertex will provide CRISPR no less than 270 days’ written notice of such termination.
17.2.3.    Termination for Material Breach.
(a)    Vertex’s Right to Terminate. If CRISPR (or any CRISPR Entity(ies)) is in material breach of this Agreement, then Vertex may deliver notice of such material breach to CRISPR. If the breach is curable, CRISPR will have [***] days from the receipt of such notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] Business Days following receipt of such notice). If either CRISPR fails to cure such breach within such [***]-day or [***]-Business Day period, as applicable, or the breach is not subject to cure, Vertex in its sole discretion may either (i) terminate this Agreement (A) if such breach relates solely to a particular Shared Product, with respect to the Shared Product affected by such breach or (B) if such breach relates to this Agreement as a whole, in its entirety, by providing written notice to CRISPR or (ii) elect to exercise the alternative remedy provisions set forth in Section 17.5 (in lieu of termination).
(b)    CRISPR’s Right to Terminate. If Vertex is in material breach of this Agreement, then CRISPR may deliver notice of such material breach to Vertex. If the breach is curable, Vertex will have [***] days following receipt of such notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] Business Days following receipt of such notice). If Vertex fails to cure such breach within the [***]-day or [***]-Business Day period, as applicable, or the breach is not subject to cure, CRISPR in its sole discretion may either (i) terminate this Agreement (A) if such breach relates solely to a particular Shared Product, with respect to the Shared Product affected by such breach or (B) if such breach relates to this Agreement as a whole, in its entirety, by providing written notice to Vertex or (ii) elect to exercise the alternative remedy provisions set forth in Section 17.5 (in lieu of termination).
(c)    Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in this Section 17.2.3 disputes in good faith the existence, materiality, or failure to cure of any such breach that is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with this Section 17.2.3, unless and until the relevant dispute has been resolved. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.
17.2.4.    Termination for Patent Challenge. If a Party (the “Challenging Party”) (a) commences or actively and voluntarily participates in any action or proceeding (including any Patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of any Patent that is licensed to the Challenging Party under this Agreement or (b) actively and voluntarily assists any other Person in bringing or prosecuting any action or proceeding (including any Patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of any Patent that is licensed to the Challenging Party under this Agreement by the other Party (the “Non-Challenging Party”) (each of (a) and (b), a “Patent Challenge”), then, to the extent permitted by Applicable Law, the Non-Challenging Party shall have the right, in its sole discretion, to give notice to the Challenging Party that the Non-Challenging Party may terminate the license(s) granted under such Patent to the Challenging Party [***] days following such notice, and, unless the Challenging Party withdraws or causes to be withdrawn all such challenge(s), or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that the Challenging Party does not have the power to unilaterally withdraw or cause to be withdrawn, the Challenging Party ceases assisting any other party to such Patent Challenge and, to the extent the Challenging Party is a party to such Patent Challenge, it withdraws from such Patent Challenge within such [***]-day period, the Non-Challenging Party shall have the right to deem the Challenging Party to have exercised an Opt-Out with respect to any Shared Product(s) Covered by a Patent that is the subject of such Patent Challenge, by providing written notice thereof to the Challenging Party, in which case the provisions of Section 17.3 shall apply; provided, however, [***]. The foregoing right of the Non-Challenging Party shall not apply with respect to any Patent Challenge where the Patent Challenge is made in defense of an assertion of the relevant Patent that is first brought by the Non-Challenging Party against the Challenging Party. For the avoidance of doubt, any participation by the Challenging Party or its employees in any claim, challenge or proceeding in response to a subpoena or as required under a pre-existing agreement between the Challenging Party’s employee(s) or consultant(s) and their prior employer(s) shall not constitute active and voluntary participation or assistance and shall not give rise to the Non-Challenging Party’s right to deem the Challenging Party as having exercised an Opt-Out with respect to any Shared Product hereunder.
17.2.5.    Termination for Insolvency. If CRISPR (or any CRISPR Entity(ies)) undergoes any Insolvency Event, then Vertex may terminate this Agreement in its entirety effective immediately upon written notice to CRISPR. If an Insolvency Event occurs with respect to CRISPR (or any CRISPR Entity(ies)):
(a)    All rights and licenses now or hereafter granted by CRISPR to Vertex under or pursuant to this Agreement, including, for the avoidance of doubt, any Exclusive Licenses, are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to CRISPR (or any CRISPR Entity(ies)), CRISPR agrees that Vertex, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. CRISPR will, during the Co-Co Agreement Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Licensed CRISPR Technology and all information related to the Licensed CRISPR Technology. If (x) a case under the U.S. Bankruptcy Code is commenced by or against CRISPR (or any CRISPR Entity(ies)), (y) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (z) Vertex elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, CRISPR (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:
(i)    provide to Vertex all such intellectual property (including all embodiments thereof) held by CRISPR and such successors and assigns, or otherwise available to them, immediately upon Vertex’s written request. Whenever CRISPR or any of its successors or assigns provides to Vertex any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 17.2.5(a)(i), Vertex will have the right to perform CRISPR’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Vertex will release CRISPR from liability resulting from rejection of the license or the failure to perform such obligations; and
(ii)    not interfere with Vertex’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.
(b)    All rights, powers and remedies of Vertex provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to CRISPR. The Parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(i)    the right of access to any intellectual property rights (including all embodiments thereof) of CRISPR, or any Third Party with whom CRISPR contracts to perform an obligation of CRISPR under this Agreement, and, in the case of any such Third Party, which is necessary for the Manufacture, use, sale, import or export of the Shared Products; and
(ii)    the right to contract directly with any Third Party to complete the contracted work.
17.3.    Opt-Out.
17.3.1.    On a Shared Product-by- Shared Product basis, after [***], either Party may opt out of this Agreement with respect to such Shared Product (the “Opt-Out Shared Product”) upon [***] days’ notice to the other Party (“Opt-Out”). The other Party shall pay such opting out Party royalties on Net Sales (as defined in the Collaboration Agreement) of such Opt-Out Shared Product (“Opt-Out Royalties”) in accordance with this Section 17.3, and the terms of Sections 7.5.2, 7.5.3, 7.5.4 and 7.5.5 of the Collaboration Agreement shall apply to such royalties, mutatis mutandis. Upon the other Party’s receipt of such notice, all rights and obligations under this Agreement with respect to the Opt-Out Shared Product shall terminate, except for the obligations set forth in this Section 17.3.

Net Sales (in Dollars) for such Opt-Out Shared Product in the Territory	Opt-Out Royalty Rates as a Percentage (%) of Net Sales of such Opt-Out Shared Product
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

17.3.2.    If the opting out Party is CRISPR, the Opt-Out Shared Product shall be deemed a Shared Product (as defined in the Collaboration Agreement) directed to a Collaboration Target other than a [***] under the Collaboration Agreement, and the terms and conditions of the Collaboration Agreement shall apply with respect to the Opt-Out Shared Product, provided that, in lieu of the royalty rates payable under Section 7.5.1 of the Collaboration Agreement Vertex shall pay royalties at the rates set forth in this Section 17.3; and provided, further, that Vertex shall have no obligation to pay to CRISPR any milestone payment under

Section 7.3 of the Collaboration Agreement with respect to such Opt-Out Shared Product.
17.3.3.    If the opting out Party is Vertex, (i) all licenses granted by CRISPR to Vertex under this Agreement with respect to the Opt-Out Shared Product will terminate and Vertex and its Affiliates will cease all Research, Development, Manufacture and Commercialization activities with respect to such Opt-Out Shared Product; and (ii) the Parties shall negotiate in good faith a termination agreement for the Opt-Out Shared Product, including the obligation to pay royalties as set forth in this Section 17.3 and the following provisions:
(a)    CRISPR (acting directly or through one or more Affiliates or sublicensees) will use Commercially Reasonable Efforts to [***] for the [***] in all [***];
(b)    CRISPR (acting directly or through one or more Affiliates or sublicensees) will use Commercially Reasonable Efforts to [***], the [***] in each [***] where [***];
(c)    CRISPR will prepare a Development and Commercialization plan setting forth in reasonable detail (which detail shall be at least sufficient for Vertex to evaluate CRISPR’s compliance with its obligations under this Agreement) CRISPR’s plans for (i) the Development of the Opt-Out Shared Product through [***] and (ii) starting upon [***] for the Opt-Out Shared Product and continuing thereafter until the expiration of the applicable Royalty Term, Commercialization of the Opt-Out Shared Product, as appropriate for the stage of the Opt-Out Shared Product, including a launch plan for each [***]; and
(d)    following the first sale of the Opt-Out Shared Product giving rise to Net Sales (as defined in the Collaboration Agreement), within [***] days after the end of each Calendar Quarter, CRISPR will deliver a report to Vertex specifying on a country-by-country basis: [***]. All royalty payments due for each Calendar Quarter will be due and payable within [***] days after CRISPR’s delivery of the applicable report.
17.3.4.    Following any Opt-Out with respect to an Opt-Out Shared Product, the opting out Party shall, within a reasonable time as mutually agreed by the Parties, (a) transfer to the other Party all Regulatory Filings with respect to such Opt-Out Shared Product, (b) conduct any technology transfer with respect to such Opt-Out Shared Product as reasonably requested by the non-opting out Party and (c) use reasonable efforts to transfer to the non-opting out Party any existing relationships with key vendors to the extent relating to such Opt-Out Shared Product. The Expenses of all activities under this Section 17.3.4 shall be shared equally by the Parties.
17.3.5.    If the opting out Party is conducting Manufacturing activities with respect to the Opt-Out Shared Product at the time of such Opt-Out, the opting out Party will continue to supply the other Party’s requirements of the Opt-Out Shared Product, at the other Party’s expense at cost of Manufacturing such Opt-Out Shared Product, until such time as the Parties are able to complete a technology transfer of the applicable Manufacturing technology to the other Party or its designated CMO, and the other Party or such CMO is capable of supplying the other Party’s requirements of the Opt-Out Shared Product. The Expenses of technology transfer activities under this Section 17.3.5, including any Expenses incurred in establishing a CMO capable of Manufacturing the Opt-Out Shared Products, shall be shared equally by the Parties.
17.3.6.    For the avoidance of doubt, the allocation of [***] and [***] pursuant to Section [***] with respect to an Opt-Out Shared Product shall terminate upon the effectiveness of the Opt-Out for such Opt-Out Shared Product.
17.4.    Consequences of Expiration or Certain Terminations of the Agreement. If this Agreement expires or is terminated by a Party with respect to one or more Shared Products (each, a “Terminated Shared Product”) in accordance with Section 17.2 at any time and for any reason, the following terms will apply with respect to each Terminated Shared Product:
17.4.1.    The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information with respect to the Terminated Shared Product, unless such Confidential Information also relates to other products that are subject to the Collaboration Agreement or are necessary for a Party to exercise its rights under Section 17.3. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.
17.4.2.    Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party with respect to the Terminated Shared Product prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.
17.4.3.    Except as may be necessary for a Party to exercise the rights set forth in Section 17.3, all licenses granted by a Party to the other Party under this Agreement with respect to the Terminated Shared Product will terminate and each Party and its Affiliates will cease all Research, Development, Manufacture and Commercialization activities with respect to the Terminated Shared Product.
17.4.4.    Except as may be necessary for a Party to exercise the rights set forth in Section 17.3, Vertex will assign back to the CRISPR Entity designated by CRISPR AG any Patents assigned to Vertex under Section 8.1.3 of the Collaboration Agreement that relate to the Terminated Shared Product to the extent that such Patents do not also relate to other products for which Vertex is retaining an exclusive license under the Collaboration Agreement.
17.4.5.    Except as set forth in Section 17.3, neither Party will have any further rights or obligations with respect to the Terminated Shared Product.
17.5.    Alternative Remedies for Material Breach. If a Party has the right to terminate this Agreement in its entirety or with respect to one or more Shared Products for the other Party’s material breach pursuant to Section 17.2.3, [***].
17.6.    Survival. The following provisions of this Agreement will survive any expiration or termination of this Agreement: ARTICLE 1, ARTICLE 10 (with respect to any amounts owed as of the time of expiration or termination or paid during the Co-Co Agreement Term), Section 13.1, Section 13.4, Section 13.6, Section 13.7.3(c), ARTICLE 14, Section 15.5, ARTICLE 16, Section 17.3, Section 17.4, Section 17.6, the first sentence of Section 18.1, and ARTICLE 19.
ARTICLE 18
CONFIDENTIALITY
18.1.    Confidentiality. Except as expressly provided herein, the terms of ARTICLE 12 of the Collaboration Agreement will apply with respect to (a) any and all information disclosed by the Disclosing Party to the Receiving Party under this Agreement that meets the definition of Confidential Information under the Collaboration Agreement and (b) the terms of this Agreement, which shall be deemed to be the Confidential Information of both Parties under the Collaboration Agreement. Notwithstanding the foregoing, from and after the Amendment Effective Date, the terms of this ARTICLE 18 will apply with respect to [***] (the “Specified Shared Product Information”), and the terms of ARTICLE 12 of the Collaboration Agreement (and any confidentiality obligations under any Other CRISPR-Vertex Agreement) will not apply with respect to the Specified Shared Product Information. For purposes of this ARTICLE 18, all Specified Shared Product Information is hereby deemed to constitute Confidential Information of Vertex following the Amendment Effective Date. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, CRISPR agrees that, during the Agreement Term and for [***] years thereafter, CRISPR will: (a) keep the Specified Shared Product Information confidential; (b)

not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Specified Shared Product Information in any manner not expressly authorized pursuant to the terms of this Agreement; and (c) not use, or permit to be used, the Specified Shared Product Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement. Without limiting the generality of the foregoing, to the extent that Vertex or any of its Affiliates provides to CRISPR or any of its Affiliates any Specified Shared Product Information owned by any Third Party, CRISPR will, and will cause its Affiliates to, handle such Specified Shared Product Information in accordance with the terms and conditions of this ARTICLE 18.
18.2.    Authorized Disclosure. Notwithstanding anything to the contrary set forth in this Agreement or the Collaboration Agreement, CRISPR may disclose the Specified Shared Product Information to the extent such disclosure is reasonably necessary to:
18.2.1.    file or prosecute patent applications as contemplated by this Agreement;
18.2.2.    prosecute or defend litigation;
18.2.3.    exercise its rights and perform its obligations hereunder; or
18.2.4.    comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory.
If CRISPR deems it reasonably necessary to disclose the Specified Shared Product Information pursuant to this Section 18.2, CRISPR will, to the extent practicable, give reasonable advance written notice of such disclosure to Vertex and will take reasonable measures to ensure confidential treatment of such information.
18.3.    SEC Filings and Other Disclosures. Each Party may disclose the terms of this Agreement and CRISPR may disclose the Specified Shared Product Information as follows: (a) to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided, that CRISPR will reasonably consider the comments of Vertex regarding confidential treatment sought for such disclosure; and (b) to its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, strategic partners, collaborators or services providers, actual or potential financing sources or investors and actual or potential underwriters on a need to know basis; provided that such disclosure is subject to confidentiality obligations similar to those set forth herein (which may include professional ethical obligations).

18.4.    Public Announcement; Publications.
18.4.1.    Announcements. The Parties will jointly issue a press release, to be mutually agreed upon and in substantially the same form as Schedule J, regarding the signing of this Agreement on a date to be determined by the Parties within [***] Business Days following the Amendment Date.
18.4.2.    Vertex Publications. Vertex will have the sole right, subject to Section 18.4.3, to make publications, public presentations, press releases and other public announcements related to the Shared Products in the Territory, provided [***]. [***].
18.4.3.    CRISPR Publications. Notwithstanding anything to the contrary in this Agreement, CRISPR may make publications, public presentations, press releases and other public announcements related to the Shared Products in the Territory as follows: [***].
18.4.4.    Investor Presentations. Vertex will permit CRISPR to participate in all Third Party-sponsored investor presentations or other updates conducted by Vertex or its Affiliates regarding the Initial Shared Product until [***], provided that [***], provided, further, that [***]. For clarity, CRISPR’s participation right as set forth in this Section 18.4.4 will not apply with respect to general investor presentations of Vertex not specific to the Shared Products.
18.4.5.    Communications Coordination. Each Party’s communications or investor relations personnel or Alliance Managers will meet [***] (or more frequently as mutually agreed by the Parties) to review anticipated communications milestones and a calendar of potential communications events relating to activities under this Agreement.
18.5.    Site Media Materials.
18.5.1.    The Parties agree that any promotional materials, including images, audio or film captured or recorded by either Party or any permitted contractor, vendor or subsidiary of the Parties or their Affiliates in the course of conducting the Clinical Trials for the Shared Products shall be “Site Media Materials.” Site Media Materials includes images, audio or film of a research site, research staff, the employees or contractors of either Party, or of scientific equipment at a research site.
18.5.2.    Following the Amendment Effective Date, Vertex will have the sole right to produce new Site Media Materials, in its sole discretion.
18.5.3.    Following the Amendment Effective Date, Vertex may use any and all of the Site Media Materials (whether produced prior to, on or after the

Amendment Effective Date) for any and all purposes without the prior written consent of CRISPR. Following the Amendment Effective Date, CRISPR may (a) use the Site Media Materials produced prior to the Amendment Effective Date for any Approved Actions that have already received the Approvals from Vertex prior to the Amendment Effective Date and (b) subject to the Approvals, use the Site Media Materials produced on or after the Amendment Effective Date, and the Site Media Materials produced prior to the Amendment Effective Date for which a new use has arisen that has not already received the Approvals from Vertex prior to the Amendment Effective Date, solely for the following purposes (each, an “Approved Action”): (i) promotional content for CRISPR; (ii) internal use by CRISPR; (iii) use on digital websites, including corporate websites, owned exclusively by CRISPR or jointly by the Parties; (iv) social media accounts operated by CRISPR; (v) use by a Third Party. Approved Actions may not violate applicable rules and regulations relating to data privacy. No Confidential Information of Vertex may be disclosed in connection with an Approved Action. CRISPR agrees that it will not commence any Approved Action without the prior written consent of Vertex, which consent shall consist of written approval (including electronic mail) from each of the following departments of Vertex: (A) corporate communications, (B) legal and (C) clinical development (collectively, the “Approvals”). Each such representative of Vertex will have the right to review the content of the relevant Approved Action and Vertex will cause all such reviews to occur in a timely manner (and all such reviews shall take no longer than a total of [***] Business Days after the date on which Vertex received the request for such Approved Action) and Vertex will notify CRISPR of its consent or non-consent of such requested Approved Action by no later than the [***] Business Days after the date on which Vertex received the request for such Approved Action.
18.5.4.    All costs incurred in connection with any production of any Site Media Materials in accordance with this Agreement will be included in [***] shared by the Parties pursuant to this Agreement.
18.6.    Confidentiality Obligations of CRISPR Personnel. With respect to the participation by CRISPR employees in meetings regarding the Shared Products pursuant to Section 4.1.4, Section 4.2.2 and Section 6.3, Vertex may condition such participation upon execution by the applicable employee(s) of a non-disclosure agreement with Vertex in the form attached hereto as Schedule I.

ARTICLE 19
MISCELLANEOUS
19.1.    Assignment. Neither this Agreement nor any interest hereunder will be assignable by either Party without the prior written consent of the other Party, except as follows: (a) either Party may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest; provided that such sale is not primarily for the benefit of its creditors; and provided, further, that no CRISPR Entity may assign its rights and obligations hereunder unless all CRISPR Entities are assigning their rights and obligations hereunder to the same Third Party; and (b) either Party may assign its rights and obligations under this Agreement to any of its Affiliates; provided that such Party will remain liable for all of its rights and obligations under this Agreement. An assigning Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 19.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 19.1 will be void.
19.2.    Effects of Change of Control. If, during the Co-Co Agreement Term, any [***] undergoes a Change of Control, then, [***].
19.3.    Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party uses Commercially Reasonable Efforts to remove the condition.
19.4.    Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party that drafted such terms and provisions.
19.5.    Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by electronic mail, confirmation of receipt requested, addressed as follows:
If to Vertex:

Vertex Pharmaceuticals Incorporated
Attn: Business Development
50 Northern Avenue
Boston, Massachusetts 02210
E-mail: [***]

with a copy to:
Vertex Pharmaceuticals Incorporated
Attn: Corporate Legal
50 Northern Avenue
Boston, Massachusetts 02210
E-mail: [***]

and:
Ropes & Gray LLP
Attn: Marc A. Rubenstein
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
E-mail: [***]

If to CRISPR:
CRISPR Therapeutics AG
Attn: Chief Executive Officer
Baarerstrasse 14
6300 Zug
Switzerland
Email: [***]

with a copy to:
CRISPR Therapeutics AG
Attn: General Counsel
Baarerstrasse 14
6300 Zug
Switzerland
Email: [***]

and

Goodwin Procter LLP
Attn: Christopher Denn

100 Northern Avenue
Boston, Massachusetts 02210
E-mail: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-business day, then on the next Business Day); (b) on receipt if sent by overnight courier; or (c) when confirmation of receipt is sent, if sent by electronic mail. Any notices required or permitted under this Agreement that are delivered by Vertex to CRISPR AG pursuant to this Section 19.5 shall be deemed properly delivered hereunder to each of CRISPR UK, CRISPR AG, CRISPR Inc. and Tracr. Notwithstanding the foregoing, for the purposes of Sections 4.1.4, 4.2.2 and 6.3, any notice of a scheduled meeting thereunder may be in the form of an electronic calendar invitation sent to the e-mail address of the relevant designated CRISPR Senior-Level Employee and any such notice will be deemed to have been given when sent.
19.6.    Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Vertex Parent, Vertex UK and CRISPR AG, CRISPR Inc., CRISPR UK and Tracr.
19.7.    Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of Vertex or CRISPR of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself. Written waiver of any provision of this Agreement by of any one of the CRISPR Entities in accordance with this Section 19.7 shall be binding upon each of CRISPR UK, CRISPR AG, CRISPR Inc. and Tracr.
19.8.    Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

19.9.    Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
19.10.    Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to CRISPR or Vertex from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.
19.11.    Data Privacy Matters. Prior to the Amendment Date, the Parties have executed a letter agreement dated as of January 20, 2019, addressing certain matters with respect to data privacy (the “GDPR Letter Agreement”). The Transition Plan will provide for the Parties to update the GDPR Letter Agreement as may be necessary in light of the allocation of responsibilities contemplated by this Agreement and any changes in Applicable Laws.
19.12.    Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The Commonwealth of Massachusetts, without regard to conflict of law principles thereof.
19.13.    Entire Agreement. This Agreement, together with the Collaboration Agreement, the Pharmacovigilance Agreement, the Quality Agreement and the GDPR Letter Agreement, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including the Original Agreement. For the avoidance of doubt, except as expressly set forth in Section 2.3 with respect to the Amendment Date Provisions, this Agreement shall not terminate any rights or obligations accrued under the Original Agreement prior to the Amendment Effective Date.
19.14.    Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

19.15.    Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, e-mail or otherwise (but excluding text messaging and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
19.16.    No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.
19.17.    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
19.18.    Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or digital transmission (.pdf), each of which will be binding when received by the applicable Party.
19.19.    CRISPR Entities. Notwithstanding anything to the contrary in this Agreement:

19.19.1.    CRISPR UK, CRISPR AG, CRISPR Inc. and Tracr shall be jointly and severally liable to Vertex for all obligations of CRISPR under this Agreement;
19.19.2.    Breach or violation of any representation, warranty covenant or other obligation of CRISPR under this Agreement may result from, be caused by or arise from the act or omission of any one or more of the CRISPR Entities;
19.19.3.    Any particular right or interest of CRISPR under this Agreement shall only be exercisable once by the first CRISPR Entity to exercise such right or interest hereunder on behalf of CRISPR (i.e., Vertex shall not be liable to more than one CRISPR Entity with respect to any particular right or interest of CRISPR hereunder, including any payment obligations of Vertex hereunder); and
19.19.4.    Any consent or approval of CRISPR permitted or required under this Agreement by any one of CRISPR UK, CRISPR AG, CRISPR Inc. or Tracr shall be binding upon all of the CRISPR Entities.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Amendment Date.

VERTEX PHARMACEUTICALS INCORPORATED		CRISPR THERAPEUTICS AG

By:	/s/ Reshma Kewalramani	By:	/s/ Rodger Novak

Name:	Reshma Kewalramani	Name:	Rodger Novak

Title:	Chief Executive Officer and President	Title:	President

VERTEX PHARMACEUTICALS (EUROPE) LIMITED		CRISPR THERAPEUTICS LIMITED

By:	/s/ Klas Holmlund	By:	/s/ Rodger Novak

Name:	Klas Holmlund	Name:	Rodger Novak

Title:	Director	Title:	Director

CRISPR THERAPEUTICS, INC.

		By:	/s/ Samarth Kulkarni

		Name:	Samarth Kulkarni

		Title:	CEO and President

TRACR HEMATOLOGY LTD.

		By:	/s/ Rodger Novak

		Name:	Rodger Novak

		Title:	Director

[Signature Page to Amended and Restated Joint Development and Commercialization Agreement]

SCHEDULE A
CRISPR IN-LICENSE AGREEMENTS
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SCHEDULE B
DESIGNATED SHARED PRODUCTS

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SCHEDULE C
VERTEX IN-LICENSE AGREEMENTS

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SCHEDULE D
ASSIGNED CONTRACTS

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SCHEDULE E
OTHER MANUFACTURING CONTRACTS

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SCHEDULE F
PRELIMINARY TRANSITION PLAN

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SCHEDULE G

ANNUAL OPEX CAP

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SCHEDULE H
CRISPR DISCLOSURE SCHEDULE

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SCHEDULE I

FORM OF NON-DISCLOSURE AGREEMENT

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SCHEDULE J

FORM OF PRESS RELEASE

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